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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SkyWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SkyWest, Inc.

444 South River Road    •    St. George, UT 84790

March 15, 2010

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of SkyWest, Inc. scheduled to be held at 11:00 a.m., Tuesday, May 4, 2010, at our headquarters located at 444 South River Road, St. George, Utah.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

        Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

        We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process. As a result, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of paper copies of this Proxy Statement and our 2009 Annual Report. The Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you. The Notice also gives instructions on how to vote your shares.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Jerry C. Atkin
 Chairman and Chief Executive Officer

SkyWest, Inc.
444 South River Road    •    St. George, UT 84790

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
OF SKYWEST, INC.

Date:	Tuesday, May 4, 2010
Time:	11:00 a.m., Mountain Daylight Time (MDT)
Place:	SkyWest, Inc. Headquarters 444 South River Road St. George, Utah 84790
Purposes:	1.	To elect nine directors to serve on the Board of Directors of SkyWest, Inc., (the "Company") until the next Annual Meeting of the Company's shareholders;
	2.	To approve the SkyWest, Inc. 2010 Long-Term Incentive Plan;
	3.	To ratify the appointment of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2010; and
	4.	To transact such other business that may properly come before the Annual Meeting and any additional adjournments.
Who Can Vote:	Shareholders at the close of business on March 1, 2010.
How You Can Vote:
Shareholders may vote electronically over the Internet, or by telephone, or may request a complete set of traditional proxy materials and vote their proxy by mail. Shareholders may also vote in person at the Annual Meeting.

By authorization of the Board of Directors

Eric D. Christensen
 Vice President Planning, Corporate Secretary

March 15, 2010

Proxy Statement for the

Annual Meeting of Shareholders of

SKYWEST, INC.

To Be Held on Tuesday, May 4, 2010

i

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
SKYWEST, INC.
TUESDAY, MAY 4, 2010

OVERVIEW

Solicitation

        This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of SkyWest, Inc. (the "Company" or "SkyWest") are being mailed on or about March 15, 2010. The Board of Directors of the Company (the "Board") is soliciting your proxy to vote your shares at the Annual Meeting of the Company's Shareholders to be held on May 4, 2010 (the "Meeting"). The Board is soliciting your proxy in an effort to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

        You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

        You are qualified to receive notice of and to vote at the Meeting if you own shares of common stock of SkyWest (the "Common Stock") at the close of business on the record date of Monday, March 1, 2010.

How many shares of Common Stock may vote at the Meeting?

        As of March 1, 2010, there were 55,931,629 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a "shareholder of record" and a "street name" holder?

        If your shares are registered directly in your name with Zion's First National Bank, the Company's transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How can I vote at the Meeting?

        You may vote in person by attending the Meeting. You may also vote electronically over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

Proposal 1	—	FOR the election of all nine nominees for director with terms expiring at the next annual meeting of the Company's shareholders.
Proposal 2	—	FOR the approval of the SkyWest, Inc. 2010 Long-Term Incentive Plan.
Proposal 3	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2010.

What are my choices when voting?

Proposal 1	—	You may cast your vote in favor of up to nine individual directors. You may vote for less than nine directors if you choose. You may also abstain from voting.
Proposal 2	—	You may cast your vote in favor of or against the proposal, or you may abstain from voting.
Proposal 3	—	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

        If you vote without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1	—	FOR the election of all nine nominees for director with terms expiring at the next annual meeting of the Company's shareholders.
Proposal 2	—	FOR the approval of the SkyWest, Inc. 2010 Long-Term Incentive Plan.
Proposal 3	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2010.

How will withheld votes, abstentions and broker non-votes be treated?

        Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

Can I change my vote?

        You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

  •
  by mailing a revised proxy to the Secretary of the Company;

  •
  by changing your vote on the Internet website;

  •
  by using the telephone voting procedures; or

  •
  by voting in person at the Meeting.

What vote will be required to approve each proposal?

        Proposal 1 provides that the nine nominees with the most votes will be elected as directors of the Company.

        Proposals 2 and 3 require the affirmative vote of a majority of those shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Who will count the votes?

        Representatives from Zion's First National Bank, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

        The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

        Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

        The Company is pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and the Company's 2009 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company's proxy materials, including the accompanying Proxy Statement, 2009 Annual Report to Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this new process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

        The Board currently consists of nine directors. All directors serve a one-year term and are subject to re-election each year.

        The current composition of the Board is:

  •
  Jerry C. Atkin, Chairman

  •
  J. Ralph Atkin

  •
  Margaret S. Billson

  •
  Ian M. Cumming

  •
  Henry J. Eyring

  •
  Robert G. Sarver

  •
  Steven F. Udvar-Hazy

  •
  James L. Welch

  •
  Michael K. Young

The Board Recommends That Shareholders Vote FOR All Nine Nominees Listed Below.

Nominees for Election as Directors

        At the Meeting, the Company proposes to elect nine directors to hold office until the 2011 Annual Meeting of Shareholders and until their successors have been elected and have qualified. The nine nominees for election at the Meeting are listed below. Each of the nominees is currently serving as a director of the Company and has consented to be named as a nominee. If, prior to the Meeting, any of the nominees becomes unable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by the Board.

        The Board and its Nominating and Corporate Governance Committee believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company at the present time, in light of the Company's business and structure, is set forth below:

Jerry C. Atkin
Age:	61
Director Since:	1974
Committees:	None
Principal Occupation:	Chairman of the Board and Chief Executive Officer of the Company and its two operating subsidiaries, SkyWest Airlines, Inc. ("SkyWest Airlines") and Atlantic Southeast Airlines, Inc. ("ASA")
Experience:
Mr. Atkin joined the Company in July 1974 as a director and the Company's Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer and was elected Chairman of the Board in 1991. Prior to joining the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant.

The Board nominated Mr. Atkin to serve as a director, in part, because Mr. Atkin is the Company's Chief Executive Officer and has more than 35 years of experience with the Company. He is the only officer of the Company nominated to serve as a director, and plays an invaluable role in communicating the Board's expectations, advice, concerns and encouragement to more than 13,000 full-time equivalent Company employees. Mr. Atkin has a deep knowledge and understanding of the Company, SkyWest Airlines and ASA, as well as the regional airline industry. Mr. Atkin also performs an extremely valuable role as the Chairman of the Board, providing critical leadership and direction to the Board's activities and deliberations. The Board also believes Mr. Atkin's values and integrity are tremendous assets to the Company and its shareholders.
Other Directorships:	Mr. Atkin currently serves as a director of Zion's Bancorporation, a regional bank holding company based in Salt Lake City, Utah.
Family Relationship:	Mr. Atkin is a nephew of J. Ralph Atkin, who also serves as a director of the Company.

J. Ralph Atkin
Age:	66
Director Since:	1972
Committees:	Chairman of Audit and Finance Committee; Member of Nominating and Corporate Governance Committee
Principal Occupation:	Attorney-at-Law
Experience:
Mr. Atkin is the founder of the Company and served as President and Chief Executive Officer of the Company from 1972 to 1975; Chairman of the Board of the Company from 1972 to 1991; and Senior Vice President of the Company from 1984 to 1988. He previously served as the Chief Executive Officer of Ghana Airlines, the national carrier of the Republic of Ghana, and Chief Executive Officer of Euro Sky, a company organized to explore the feasibility of operating a regional airline in Austria. From March 1991 to January 1993, Mr. Atkin was Director of Business and Economic Development for the State of Utah.

The Board's nomination of Mr. Atkin is a reflection of the Board's respect for Mr. Atkin as a founder of the Company, and his unique perspective on the Company's growth, achievements and opportunities. Mr. Atkin has spent more than 36 years in the airline industry, and previously served as the Chairman of the Board and the Chief Executive Officer of the Company, as well as the Chief Executive Officer of two other aviation companies. Mr. Atkin also brings to the Board his training and experience as a practicing attorney, which the Board believes has been valuable to the Company as it has addressed various legal and regulatory issues and will continue to be valuable in his current service as the Chairman of the Audit and Finance Committee.
Family Relationship:	Mr. Atkin is an uncle of Jerry C. Atkin, our Chairman of the Board and Chief Executive Officer.

Margaret S. Billson
Age:	48
Director Since:	2006
Committees:	Member of Compensation Committee
Principal Occupation:	President, Legacy Support Group, BBA Aviation plc
Experience:
Ms. Billson has served as the President of the Legacy Support Group at BBA Aviation plc, an international provider of aviation flight support and aftermarket aviation services and systems, since September 2009. From November 2008 through September 2009, Ms. Billson was a self-employed consultant. From August 2005 until November 2008, Ms. Billson was employed in multiple capacities with Eclipse Aviation Corporation ("Eclipse"), including as Chief Operating Officer. At the time of her resignation from Eclipse in November 2008, Ms. Billson was serving as the President and General Manager of the Airplane Division of Eclipse. On November 25, 2008, Eclipse filed a petition for Chapter 11 protection in the United States Bankruptcy Court for the District of Delaware. From September 1997 until July 2005, Ms. Billson was employed by Honeywell International, Inc., where she served as Vice President and General Manager, Airframe Systems and Aircraft Landing Systems and as Vice President of Program Management, Aerospace Equipment Systems. Prior to that, she was Vice President of the MD-11, MD-80 and MD-90 programs at McDonnell Douglas.

The Board nominated Ms. Billson, in part, because of her extensive experience in the aviation industry, including operations, engineering, technology, customer service and product support. In the course of more than 20 years of managerial experience with large institutional, as well as smaller entrepreneurial, aviation enterprises, Ms. Billson has developed a deep and insightful understanding of the challenges of managing large groups of employees at all levels of an organization. The Board values the unique perspective and background Ms. Billson contributes to its deliberations.

Ian M. Cumming
Age:	69
Director Since:	1986
Committees:	Chairman of Nominating and Corporate Governance Committee; Member of Compensation Committee
Principal Occupation:
Chairman and Chief Executive Officer of Leucadia National Corporation, a diversified holding company engaged in a variety of businesses, including manufacturing, real estate activities, medical product development, winery operations and residual banking and lending activities ("Leucadia"). Leucadia also owns equity interests in operating businesses and investment partnerships, which are accounted for under the equity method of accounting, including gaming, entertainment, land-based contract oil and gas drilling, real estate activities and development of a copper mine in Spain

The Board recognizes the breadth and depth of Mr. Cumming's considerable business expertise, which he has developed through more than 30 years of service as the Chairman of the Board of a large, diversified business enterprise. Mr. Cumming brings to the Board valuable experience serving as a director of other public companies, which enhances his contributions to the Board's activities. Mr. Cumming draws upon his vast experience in corporate governance to carry out his duties as the Chairman of our Nominating and Corporate Governance Committee. Mr. Cumming has applied his extensive financial acumen to encourage disciplined financial management in the Company's operations. Mr. Cumming's finance and investment skills, together with his extensive background in mergers, acquisitions and business reorganizations, have been increasingly valuable to the Board's deliberations as the Company has explored and pursued various growth and expansion opportunities.
Experience:	Chairman of Leucadia since 1978
Other Directorships:
In addition to his service as Chairman of the Board of Leucadia, Mr. Cumming currently serves as a director of Jeffries Group, Inc. an investment bank and institutional securities firm; AmerCredit Corp., an auto finance company; Fortescue Metals Group, an Australian public iron ore mining company; and Home Fed Corp., a real estate investment and development company. Mr. Cumming previously served as a director of the Finova Group, Inc., a middle market lender, and MK Resources Co., a gold mining and exploration company.

Henry J. Eyring
Age:	46
Director Since:	2006 (Also served as a director from 1995 until 2003)
Committees:	Chairman of Compensation Committee; Member of Audit and Finance Committee
Principal Occupation:	Advancement Vice President at Brigham Young University Idaho
Experience:
Mr. Eyring has served in various positions of administration at Brigham Young University Idaho since 2006. Mr. Eyring was President of the Japan Tokyo North Mission of The Church of Jesus Christ of Latter-day Saints from 2003 until 2006. From 2002 until 2003 he was a special partner with Peterson Capital, a private equity investment firm; from 1998 through 2002, he was the Director of the Masters of Business Administration Program at Brigham Young University.

The Board recognizes the strong business and strategic consulting experience Mr. Eyring contributes to the Board's direction of the Company. In addition to the recent experience summarized above, Mr. Eyring was previously engaged with the Monitor Company, an internationally-recognized management consulting firm. Mr. Eyring is a sound strategic thinker who possesses the unique ability to apply his academic thought and studies to the practical day-to-day challenges of the Company's operations. His thoughtful application of business and legal principles has been a valuable contribution to his service as the Chairman of the Compensation Committee.

Robert G. Sarver
Age:	48
Director Since:	2000
Committees:	Member of Audit and Finance Committee
Principal Occupation:
Since 2004, Mr. Sarver has served as the Managing Partner of the Phoenix Suns, a professional basketball team in the National Basketball Association. Since 2002, he has also served as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, a commercial bank holding company that does business in Nevada, California, and Arizona.
Experience:	Chairman and Chief Executive Officer of California Bank and Trust from 1995 to 2001. Prior to 1995, he served as the President of National Bank of Arizona.

The Board nominated Mr. Sarver, in part, because of his significant knowledge in the areas of financial analysis, business strategy and investment management. In addition to his lengthy service as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, Mr. Sarver was formerly a certified public accountant. Mr. Sarver's background and experience have been tremendous assets to the Board in various capacities, including his service on the Audit and Finance Committee and his current designation as an audit committee financial expert. Mr. Sarver also contributes valuable insight he has acquired through his strong entrepreneurial experience, and plays an important role in the Board's review of the Company's liquidity and capital management practices.
Other Directorships:	Mr. Sarver is an Executive Director of Southwest Value Partners, a real estate investment company, and a director of Meritage Corporation, a builder of single-family homes.

Steven F. Udvar-Hazy
Age:	64
Director Since:	1986
Committees:	Member of Nominating and Corporate Governance Committee; Member of Compensation Committee; Lead Independent Director
Principal Occupation:	Chairman and Chief Executive Officer of Air Lease LLC, which leases and finances commercial jet aircraft worldwide.
Experience:
Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for over 37 years. Prior to his current engagement with Air Lease LLC, Mr. Udvar-Hazy founded, and served as the Chairman and Chief Executive Officer of, International Lease Finance Corporation, a wholly-owned subsidiary of American International Group, Inc., which leases and finances commercial jet aircraft.

Mr. Udvar-Hazy is recognized as one of the leading experts in the aviation industry, and contributes to the Board the wisdom and insight he has accumulated through a lengthy, distinguished career in aircraft leasing and finance. The Company has benefitted greatly from Mr. Udvar-Hazy's eminent position in the aviation industry, including introductions to his vast industry contacts and networking opportunities. In addition to his extensive industry experience, Mr. Udvar-Hazy is extremely knowledgeable of the Company's operations and opportunities, having served as a director for more than 24 years. Mr. Udvar-Hazy's even temperament and ability to encourage discussion, together with his experience as a director of other successful organizations, make him an effective Lead Independent Director.
Other Directorships:
Mr. Udvar-Hazy is Chairman of the Board of Directors of Air Intercontinental, Inc., an aviation investment company, President and director of Ocean Equities, Inc., a financial holding company, and Chairman of the Executive Committee of the Board of Directors of Emerald Financial LLC, a real estate investment company.

James L. Welch
Age:	55
Director Since:	2007
Committees:	Member of Audit and Finance Committee; Member of Nominating and Corporate Governance Committee
Principal Occupation:	President, Chief Executive Officer and a director of Dynamex, Inc., a leading provider of same-day transportation and logistics services in the United States and Canada.
Experience:	Mr. Welch was the President and Chief Executive Officer of Yellow Transportation, an international transportation services provider, from which he retired after 29 years of service.

Mr. Welch has over 30 years of senior executive experience in the transportation sector, including valuable experience in the leadership of large and varied groups. That experience includes extensive experience working with organized labor groups, including unions. Mr. Welch's insights have been particularly valuable to the Board as the Company has addressed labor and related issues arising in the operation of SkyWest Airlines and ASA. Mr. Welch also brings to the Board valuable practical experience in the operation of a large enterprise, as well as the perspective of a successful entrepreneur.
Other Directorships:	Mr. Welch serves as a director for Spirit AeroSystems, Inc., a supplier of commercial airplane assemblies and components.

Michael K. Young
Age:	60
Director Since:	2009
Committee:	Member of Compensation Committee
Principal Occupation:	President, University of Utah
Experience:
President Young has served as the President of the University of Utah since August 2004. Prior to his appointment at the University of Utah, President Young was Dean and Lobingier Professor of Comparative Law and Jurisprudence at the George Washington University Law School from 1998 until 2004. From 1978 until 1998, President Young was the Fuyo Professor of Japanese Law and Legal Institutions, and Director of the Center for Japanese Legal Studies, the Center for Korean Legal Studies and the Project on Religion, Human Rights and Religious Freedom at Columbia University. During the administration of President George H.W. Bush, President Young served as Ambassador for Trade and Environmental Affairs, Deputy Under Secretary for Economic and Agricultural Affairs and Deputy Legal Adviser to the U.S. Department of State.

The Board appointed President Young to serve as a director in June 2009, filling the vacancy resulting from the resignation of W. Steve Albrecht. The Board nominated President Young, in part, because it believes he brings valuable international experience at a time when the Company is becoming more actively involved in evaluating and pursuing business opportunities outside the United States. President Young also has a keen legal mind, which the Board believes is, and will continue to be, very beneficial, given the regulatory environment in which the Company operates. President Young also offers the Company the benefit of insights he has gained from his leadership experience at large institutions.

EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, the Chief Executive Officer and Chairman of the Board, whose biographical information is set forth above, the following individuals served as executive officers of the Company, SkyWest Airlines and ASA during the year 2009.

        Bradford R. Rich, 48, is the Executive Vice President and Chief Financial Officer of the Company, SkyWest Airlines and ASA, with responsibility for the common support areas of finance, treasury, investor relations and information technology. He also oversees the administration of the Company's contracts with its airline partners, and is responsible for the strategic planning and development opportunities of the Company.

        Mr. Rich joined the Company in 1987 as Corporate Controller and is a certified public accountant. He has served as the Company's Chief Financial Officer since 1991.

        Russell A. Childs, 42, was appointed President and Chief Operating Officer of SkyWest Airlines in April 2007. He is responsible for oversight of the safety and quality of SkyWest Airline's operations, including aircraft flight operations, maintenance and customer service. He also oversees SkyWest Airline's relationships with Delta Air Lines, Inc. ("Delta"), United Airlines, Inc. ("United") and AirTran Airways, Inc.

        Mr. Childs was initially employed with the Company in January 2001 as Senior Director/Controller and later that year was named Vice President/Controller. Prior to his employment with the Company, Mr. Childs worked in public accounting. Mr. Childs is a certified public accountant.

        Bradford R. Holt, 50, was appointed President and Chief Operating Officer of ASA in December 2007. He is responsible for oversight of the safety and quality of ASA's operations, including aircraft flight operations, maintenance, and customer service. He also oversees ASA's relationship with United and Delta.

        Prior to his appointment as President and Chief Operating Officer of ASA, Mr. Holt accumulated more than 25 years of aviation experience at SkyWest Airlines, where he was previously Vice President of Flight Operations and served in various leadership positions, including as a pilot.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board adopted Corporate Governance Guidelines on August 2, 2005, which can be accessed at the Company's Web site, www.SkyWest.com. Our Corporate Governance Guidelines supplement the Company's Bylaws and the charters of the Board's committees. Excerpts from the principal sections of our Corporate Governance Guidelines are noted below:

Director Independence

        At a minimum, the Board will have a majority of directors who meet the criteria for independence as required by The Nasdaq Global Select Market.

Director Qualifications

  Criteria for Membership

      The Company's Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

  Terms and Limitations

      All directors currently stand for election each year. The Board does not believe it should establish a limit on the number of times that a director may stand for election.

  Retirement

      Directors are required to submit their resignation from the Board when their term expires upon reaching the age of 72 years old. The Board will accept the resignation unless the Nominating and Corporate Governance Committee recommends otherwise. Directors generally will not be nominated for election following their 72nd birthday.

  Ownership of Company Stock

      Directors are encouraged to own at least 5,000 shares of Common Stock.

Director Responsibilities

  General Responsibilities

      The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to the best interests of the Company and its shareholders.

  Oversight of Management

      The Board is responsible to encourage the Company's management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

  Frequency of Meetings

      The Board has four regularly scheduled meetings per year. As determined necessary by the Board and in order to address the Company's needs, special meetings of the Board are convened from time to time.

  Annual Evaluations

      The Nominating and Corporate Governance Committee conducts annual evaluations to assess the Board's performance. Each of the Board's standing committees conducts an annual evaluation to assess the performance of the applicable committee.

  Executive Sessions of Independent Directors

      The Company's independent directors meet in executive session regularly and, in any event, at least semi-annually. The independent directors may either choose one director annually to serve as the Lead Director and to preside at all executive sessions or establish a procedure by which a Lead Independent Director will be selected. The independent directors of the Company have chosen Mr. Udvar-Hazy to serve as the Lead Independent Director.

Committees

        The Board has three standing committees: (1) Audit and Finance, (2) Compensation, and (3) Nominating and Corporate Governance.

Director Compensation

        The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee's recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee's charter and are consistent with rules established by The Nasdaq Global Select Market, including those relating to director independence and to compensation of Audit & Finance Committee members.

CEO Evaluation and Management Succession

        The Nominating and Corporate Governance Committee conducts an annual review to assess the performance of the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee communicates the results of its review to the other directors in a meeting that is not attended by the Chief Executive Officer. The directors of the Company, excluding the Chief Executive Officer, review the Nominating and Corporate Governance Committee's report to assess the Chief Executive Officer's leadership in the long and short-term.

Board Leadership Structure

        Mr. Jerry C. Atkin currently serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. Given Mr. Atkin's vast experience with the Company, the tremendous respect which he has earned from employees, business partners and shareholders, as well as other members of the regional aviation industry, and his proven leadership skills, the Board believes the best interests of the Company's shareholders are met by Mr. Atkin's continued service in both capacities. The Board believes Mr. Atkin's fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company's employees and other stakeholders.

        Given the outstanding experience and qualifications the Company's directors contribute to the Board's activities, the Company has implemented a number of practices designed to encourage effective corporate governances. These practices, which are driven primarily by the Company's Corporate Governance Guidelines, include:

  •
  the requirement that at least a majority of the Company's directors meet the standards of independence applicable to the Company;

  •
  the election of a Lead Independent Director, who is empowered to schedule and conduct meetings of the independent directors, communicate with the Chairman of the Board, disseminate information to the Board and raise issues with management on behalf of the independent directors when appropriate;

  •
  regular executive sessions of the Board and its committees, which are typically held in conjunction with each regularly scheduled Board and committee meeting and include individual sessions with representatives of the Company's independent registered public accounting firm, internal auditors and legal counsel; and

  •
  annual performance evaluations of the Company's Chief Executive Officer by the Nominating and Corporate Governance Committee.

        The Board believes no single leadership model is right for all companies at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, may be appropriate. For approximately 16 years prior to

Mr. Atkin's appointment as Chairman of the Board, the Company separated the positions for the Chairman of the Board and the Chief Executive Officer. The independent directors and the Nominating and Corporate Governance Committee regularly review the Company's leadership structure and, depending on the Company's needs and the available resources, the Board may determine to modify the existing leadership structure.

Review and Access to Guidelines

        The Nominating and Corporate Governance Committee reviews the Company's Corporate Governance Guidelines at least annually, then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

      Board of Directors or Name of Individual Director(s)
      c/o Corporate Secretary
      SkyWest, Inc.
      444 South River Road
      St. George, UT 84790

Code of Ethics

        The Company has adopted a Code of Ethics for Directors and Senior Executive Officers, which is available on the Company's Web site, www.SkyWest.com. The Code of Ethics includes the following principles related to the Company's directors and executive officers:

  •
  Act ethically with honesty and integrity;

  •
  Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

  •
  Comply in all material respects with laws, rules and regulations of governments and their agencies;

  •
  Comply in all material respects with the listing standards of a stock exchange where the Company's shares are traded;

  •
  Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information; and

  •
  Not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Risk Oversight

        The Board and each of its committees are involved in overseeing risk associated with the Company and its operations. The Board and the Audit and Finance Committees monitor the Company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the Company's independent accountants, the Audit and Finance Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The

Board and the Nominating and Corporate Governance Committee monitor the Company's governance and succession risk by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Committee's outside advisors.

Whistleblower Hotline

        The Company has established a whistleblower hotline that enables employees, customers, suppliers and shareholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company's Code of Ethics. The hotline number is (888) 273-9994.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met six times during 2009, four of which were regularly scheduled meetings and two of which were special telephonic meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2009. All of our directors attended the Annual Meeting of the Company's Shareholders held on May 5, 2009.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit and Finance, (2) Compensation, and (3) Nominating and Corporate Governance. All the committees are comprised solely of non-employee, independent directors as defined by The Nasdaq Global Select Market listing standards. Charters for each committee are available on our website, www.SkyWest.com.

        The table below shows current membership for each of the standing Board committees.

Audit & Finance	Compensation	Nominating & Corporate Governance
J. Ralph Atkin* Henry J. Eyring Robert G. Sarver James L. Welch	Henry J. Eyring* Steven F. Udvar-Hazy Ian M. Cumming Margaret S. Billson Michael K. Young	Ian M. Cumming* J. Ralph Atkin Steven F. Udvar-Hazy James L. Welch

*
Committee Chair

Audit & Finance Committee

        The Audit and Finance Committee has four members and met five times during the year ended December 31, 2009. The Board has determined that Mr. Robert G. Sarver of the Audit and Finance Committee, is an "audit committee financial expert" within the meaning established by the U.S. Securities and Exchange Commission.

        The Audit and Finance Committee's responsibilities, which are discussed in further detail in its charter, include the responsibility to:

  •
  Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;

  •
  Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company's financial disclosure practices;

  •
  Pre-approve all audit and permissible non-audit fees;

  •
  Provide oversight of the Company's internal auditors;

  •
  Hold meetings periodically with the independent registered public accounting firm, the Company's internal auditors, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

  •
  Review the Company's consolidated financial statements and related disclosures;

  •
  Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Audit and Finance Committee's processes and procedures is addressed below under the heading "Audit & Finance Committee Disclosure." The Report of the Audit & Finance Committee is set forth on page 43 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has five members and met three times in 2009. The Compensation Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  In consultation with the Company's senior management, establish the Company's general compensation philosophy and oversee the development and implementation of the Company's compensation programs;

  •
  Recommend the base salary, incentive compensation and any other compensation for the Company's Chief Executive Officer to the Board and review and approve the Chief Executive Officer's recommendations for the compensation of all other officers of the Company and its subsidiaries;

  •
  Administer the Company's incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;

  •
  Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

  •
  Prepare and issue the report of the Compensation Committee required by the rules of the Securities and Exchange Commission; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation are addressed below under the Heading "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has four members and met once during 2009. The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  Develop qualifications and criteria for selecting and evaluating directors and nominees;

  •
  Consider and propose director nominees;

  •
  Make recommendations to the Board regarding Board compensation;

  •
  Make recommendations to the Board regarding Board committee memberships;

  •
  Develop and recommend to the Board corporate governance guidelines;

  •
  Facilitate an annual assessment of the performance of the Board and each of its standing committees;

  •
  Consider the independence of each director and nominee for director; and

  •
  Perform other functions or duties deemed appropriate by the Board.

Nomination Process

        The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as a director. This information should be addressed to Jerry C. Atkin, Chairman and Chief Executive Officer of the Company, 444 South River Road, St. George, Utah 84790.

        As contemplated by the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Among the factors the Nominating and Corporate Governance Committee considers, which are outlined in the Corporate Governance Guidelines, are independence, diversity, age, skills, integrity and moral responsibility, policy-making experience, ability to work constructively with the Company's management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, professional search firms, shareholder recommendations or other referrals. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. All director nominee recommendations which are properly submitted to the Nominating and Corporate Governance Committee are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which considers the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee has, on occasion, engaged professional search firms to assist in identifying qualified candidates for Board service. When such firms have been engaged, the Nominating and Corporate Governance Committee has utilized their services principally for the purpose of identifying and screening potential candidates and conducting background research; however, the members of the Nominating and Corporate Governance Committee, as well as other directors of the Company, have conducted interviews with prospective candidates and have performed other functions in completing the nomination process.

Compensation Committee Interlocks and Insider Participation

        None of the individuals who served on the Compensation Committee during the year ended December 31, 2009 was an officer or employee of the Company in 2009 or any time prior thereto. None of the members of the Compensation Committee during the year ended December 31, 2009 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. None of the executive officers of the Company served as a member of the Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a director of the Company or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        The following narrative compensation discussion and analysis provides information regarding the Company's executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the "Named Executives"):

  •
  Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company, SkyWest Airlines and ASA (the "Chief Executive");

  •
  Bradford R. Rich, Executive Vice President and Chief Financial Officer of the Company, SkyWest Airlines and ASA (the "CFO");

  •
  Russell A. Childs, President and Chief Operating Officer of SkyWest Airlines; and

  •
  Bradford R. Holt, President and Chief Operating Officer of ASA.

        The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

        The overall objective of the Company's executive compensation programs is to create long-term value for the Company's shareholders, by attracting and retaining talented executives that manage the Company effectively. The executive compensation programs are also designed with the objective of aligning the Named Executives' compensation with the best interests of the Company's shareholders.

        Accordingly, the Company's executive compensation program incorporates the following principles:

  •
  The overall compensation package should encourage long-term focus and shareholder value creation.

  •
  Compensation should be competitive with other airlines of comparable size, in order to attract and retain talented executives.

  •
  Compensation should be based upon individual responsibility, leadership ability, and experience.

  •
  Compensation should reflect the fair market value of the services received.

  •
  A significant amount of total compensation should be incentive based, and should correlate to the Company's financial performance, as well as the achievement of operational and individual goals.

Executive Compensation Procedures

        To attain the Company's executive compensation objectives and implement the underlying compensation principles, the Company follows the procedures described below.

        Role of the Committee.    The Compensation Committee has responsibility for establishing and monitoring the Company's executive compensation programs and for making decisions regarding the compensation of the Named Executives. Compensation Committee meetings are regularly attended by the Chief Executive and the Company's Vice President of Planning and Corporate Secretary. The Compensation Committee also meets in executive session. The Compensation Committee recommends the compensation package of the Chief Executive to the Company's Board of Directors, which then sets the Chief Executive's compensation. The Compensation Committee also reviews the recommendations of the Chief Executive with respect to compensation of the other Named Executives, and after reviewing such recommendations, sets the compensation of the other Named Executives. The Compensation Committee also monitors, administers and approves awards under the Company's various incentive compensation plans for all levels within the Company, including awards under the Company's annual bonus plan and 2006 Long-Term Incentive Plan.

        After reviewing the performance of the Company and evaluating the Named Executives' performance against established goals, leadership ability, Company responsibilities and current compensation arrangements, the Compensation Committee relies on its judgment in making compensation decisions. When setting total compensation for each of the Named Executives, the Compensation Committee reviews tally sheets which show the Named Executive's current compensation, including base pay, short-term annual bonus target under various payout scenarios, long-term, equity-based compensation targets, and deferred compensation retirement funding.

        The Compensation Committee also occasionally evaluates surveys and other available data regarding the executive compensation programs of other regional air carriers. The most recent review was in 2007 and included peer airlines Midwest, Pinnacle, Republic, Frontier, Mesa, Horizon, ExpressJet, Air Tran, Jet Blue, Alaska and Southwest Airlines (the "Peer Group Airlines"). The Company's executive compensation procedures and the Compensation Committee assessment process are designed to be flexible in an effort to promptly respond to the evolving business environment and individual circumstances.

        Role of Consultants.    Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant for determining the amount or particular form of any Named Executive's compensation. The Compensation Committee utilized the services of Frederic W. Cook & Co., Inc., an outside compensation consulting firm ("F. W. Cook"), to assist in the development of the Company's 2006 Long-Term Incentive Plan, as well as the SkyWest, Inc. 2010 Long-Term Incentive Plan which is the subject of Proposal 2 set forth in this proxy statement. The Compensation Committee met with a representative of F. W. Cook once in 2009 to review recent developments in executive compensation practices as they relate to equity-based compensation. The Compensation Committee did not use or rely on any recommendation from F. W. Cook in the course of determining the amount of compensation to be paid to any particular Named Executive. The Company and the Compensation Committee have not retained any other compensation consultant to render services regarding executive compensation, but may seek the advice of such persons in the future. F. W. Cook did not provide any non-executive compensation consulting services to the Company or the Compensation Committee during 2009. The Compensation Committee has sole authority to hire and fire outside compensation consultants. To the extent the Compensation Committee has historically engaged compensation consultants; the principal role of the compensation consultant has been to assist the Compensation Committee in analyzing executive pay packages or contracts and assessing the application of the Company's financial measures to the Company's executive compensation practices.

        No Employment and Severance Agreements.    The Named Executives do not have employment, severance or change-in-control agreements, although unvested options and restricted stock may become vested upon a change in control of the Company. The Named Executives serve at the will of the Company's Board of Directors, which enables the Company to terminate the employment of any Named Executive with discretion as to the terms of any severance. This is consistent with the Company's performance-based employment and compensation philosophy.

Elements of Compensation

        The Company's executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

  •
  Salary

  •
  Annual Bonus

  •
  Long-Term Awards

        The Company also provides retirement benefits and other benefits, which are discussed below in greater detail.

        Salary.    Salary is provided with the objective of paying for the underlying role and responsibility associated with the executive's position, which the Compensation Committee believes allows the Company to attract and retain qualified executives. The Named Executives' salaries are set at levels that the Compensation Committee believes are generally competitive with the compensation paid to officers in similar positions at other airlines of similar size. Salary adjustments are considered annually and influenced by growth of the Company's operations, individual performance, changes in responsibility, changes in cost of living and other factors the Compensation Committee considers relevant.

        The salaries of the Named Executives are set forth in the Summary Compensation Table set forth immediately following this section.

        Annual Bonus.    In an effort to encourage achievement of the Company's performance objectives, the Company maintains an annual performance-based bonus plan for the Named Executives. The purpose of the Company's bonus plan is to reward the Named Executives with an annual cash bonus in an amount that correlates in substantial part to the net income results of the Company or its operating subsidiaries for the year in question. The Compensation Committee believes net income is a key measure of the financial health of the Company, and reflects the Company's development of shareholder value.

        The amount of the annual bonus payable to executive officers for a particular fiscal year is determined by the Compensation Committee at its first meeting following the Company's fiscal year-end. Once the Compensation Committee has determined the amount of annual bonus payments, the bonuses are generally paid shortly thereafter.

        Net income performance targets—During the first 60 days of each fiscal year, the Compensation Committee establishes annual net income goals at the Company level for the Chief Executive and the CFO, and at the applicable operating subsidiary level for the Presidents of SkyWest Airlines and ASA, and corresponding targeted levels of annual bonuses to be paid if the applicable annual net income goal is attained. In addition to the annual net income goal required to receive the full target annual bonus amount, the Compensation Committee establishes threshold annual net income goals necessary to receive any annual bonus for the subject year, the amount of bonus payable at the applicable threshold level of net income and maximum annual net income goals and corresponding bonus levels, above which additional bonus payments become discretionary. In 2009, the Company's threshold net income goal was $74.1 million, the target net income goal was $111.4 million, and the maximum net income goal was $167.4 million. Lesser threshold, target, and maximum net income goals were set for each of the Company's operating airline subsidiaries, taking into account their differing operations. The goals set for the President of SkyWest Airlines were threshold net income of $46.2 million, targeted net income of $66.0 million, and maximum net income of $85.8 million. The goals set for the President of ASA were threshold net income of $31.8 million, targeted net income of $45.4 million, and maximum net income of $59.0 million. The Company's annual bonus plan for 2009 also provided for pro-rated adjustment of the bonuses payable based on actual annual net income results that differed from the target performance levels within the applicable threshold and maximum net income ranges

        Individual goals—Three-fourths of each Named Executive's non-discretionary annual performance bonus is determined based solely on the degree to which the applicable net income target is attained. The remaining one-fourth of each Named Executive's annual performance-based bonus is dependent on both the percentage of the net income target attained and the degree to which the Named Executive achieves a combination of additional, specific individual goals established each year. The Compensation Committee has adopted this approach because it believes the use of individual goals allows awards to reflect the individual efforts and achievements of a Named Executive that may not be reflected by corporate net income performance. For fiscal year 2009, the individual goals of the Chief Executive were approved by the Compensation Committee, and the Chief Executive approved the individual goals of the other Named Executives. One-fourth of the amount of net-income based annual bonus otherwise payable to each Named Executive is increased or decreased, as applicable, within certain predetermined ranges based on the Named Executive's achievement of his individual goals. The personal goals for the Chief Executive and the Presidents of SkyWest Airlines and ASA include quality operational goals such as percentage of flights departing on-time and percentage of scheduled flights completed, as well as cost control and business development goals. The personal goals of the CFO include timely financial reporting, internal control performance, implementation of best practices and processes and business development.

        Target annual bonus amount—The target annual bonus for each Named Executive for 2009 was equal to 80% of salary; however, the percentage is subject to redetermination by the Compensation Committee on an annual basis. No performance-based annual bonus is payable if the Named Executive's applicable threshold net income target is not attained. The annual performance-based bonus amounts were calculated as described above and are summarized in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation".

        Discretionary annual bonus amount—In addition to the annual performance-based bonus, the Compensation Committee may award discretionary additional annual bonuses to Named Executives based on such criteria as the Compensation Committee determines to be appropriate. For 2009, the annual bonuses earned by Mr. Holt also included a discretionary element that was primarily intended to reward exceptional operational performance. The discretionary amount of Mr. Holt's 2009 annual bonus described above is listed in the Summary Compensation Table under the heading "Bonuses".

        The combination of salary and annual bonuses is intended to result in a cash compensation package for each Named Executive that falls within competitive market standards when the Company meets the performance objectives

        Long-Term Awards.    Discretionary long-term awards, in the form of stock options, restricted stock, and performance units payable in cash are granted to the Named Executives annually. The Company's 2009 long-term award practices are described below; however, the Compensation Committee has modified some of those practices for 2010, primarily to increase the percentage of the long-term awards that are performance-based and to shift from the use of restricted stock to restricted stock units. These changes are described below under the heading "2010 Long-Term Compensation Grants."

        The long-term grants are made to encourage the Named Executives to continue their engagement with the Company throughout the vesting periods of the awards and to align management and shareholder interests. In making awards to the Named Executives, the grant size and the appropriate combination of equity-based and deferred cash awards is considered. The Compensation Committee generally grants long-term awards at its first meeting of each year. Except in the case of a change in control of the Company, long-term awards currently vest only if the Named Executive remains employed by the Company for three years from the date of grant. The Compensation Committee believes the three-year cliff vesting schedule assists in retaining Named Executives and encourages the Named Executives to focus on the Company's long-term performance. In granting stock options and restricted stock to the Named Executives, the Compensation Committee also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718). For long-term equity awards, the Company records expense in accordance with ASC Topic 718. The amount of expense the Company records pursuant to ASC Topic 718 may vary from the corresponding compensation value used by the Company in determining the amount of the awards.

        Amount and allocation of grant—The total annual targeted long-term grant value is 125% of salary and targeted annual bonus for the Chief Executive, and 100% of salary and targeted annual bonus for the other Named Executives. These targeted amounts were established to provide a competitive pay package and to ensure that a large portion of each Named Executive's compensation is based on continuing long-term service and correlated to the creation of shareholder value. This has been the Company's policy for several years, but is subject to review and continuation or modification each year by the Compensation Committee. The Chief Executive's long-term target is higher than the other Named Executives since he has overall responsibility for the long-term success of the Company. Each Named Executive's 2009 long-term award was allocated among three types of long-term grants as follows:

  •
  Stock Options—45% of long-term award value

  •
  Restricted Stock—30% of long-term award value

  •
  Performance Units Payable in Cash—25% of long-term award value

        The three types of awards were used in an effort to link the Named Executives' long-term compensation with the creation of shareholder value. The value of stock options and restricted stock is directly related to the value of the Company's common stock. The Named Executives earn performance units payable in cash by meeting return on shareholder equity objectives that the Compensation Committee believes also lead to long-term shareholder value, but are not subject to short-term stock market volatility.

        Stock Options—Options are granted with an exercise price equal to the closing price per share on the date of grant and vest three years after the date of grant, or on an intervening change in control of the Company if earlier. Grants are made on a systematic schedule, generally one grant per year made at the first Compensation Committee meeting of each year.

        The purpose of the 45% weighting on stock options is to tie a significant percentage of the award's ultimate value to increases in the stock price, thereby rewarding increased value to the shareholders. A stock option only has a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the Named Executive's employment with the Company continues through the vesting date.

        The size of the grant for each Named Executive is calculated by determining the number of shares with a theoretical future value equal to the targeted compensation for stock options, assuming each option will have a value equal to 28% of its exercise price. This value generally correlates to the ASC Topic 718 value of the awards, with some rounding for the sake of simplicity that supports the program's effectiveness.

        Restricted Stock—In 2009 the Company also granted shares of restricted stock to the Named Executives. The shares of restricted stock vest three years after the date of grant, or on an intervening change in control or the Company, if earlier. The purpose of the 30% restricted stock component is to support continued employment through volatile economic and stock market conditions, to manage dilution overhang, and to align officers' interests with maintaining shareholder value already created. The Compensation Committee believes this approach mitigates the incentive for Named Executives to take unnecessary risks and helps retain the Named Executives' expertise through continued employment. Recipients of shares of restricted stock do not pay for the shares; however they must remain employed by the Company for three years or the shares are forfeited. Restricted stock awards provide the Named Executives with an increased ownership stake in the Company, subject to vesting, and encourage the Named Executive to continue employment in order to meet the vesting schedule. The compensation value of a restricted stock award does not depend solely on future stock price increases; at grant, its value is equal to the Company's stock price. Although its value may increase or decrease with changes in the stock price during the period before vesting, a restricted stock award will likely have value even without future stock price appreciation. Accordingly, restricted stock awards deliver significantly greater share-for-share compensation value at grant than do stock options, and the Company can offer comparable grant date compensation value with 75% fewer shares than if the grant were made solely with stock options. This results in less dilution of the outstanding shares of Common Stock.

        The annual award of restricted stock to each Named Executive consisted of that number of shares with value on the date of grant equal to the targeted long-term compensation allocated to restricted stock.

        In 2009, stock options and restricted stock grants were made pursuant to the 2006 Long-Term Incentive Plan, as shown in greater detail in the table labeled "Grants of Plan Based Awards".

        Performance Units—The remaining 25% of each Named Executive's 2009 annual long-term award was made in the form of a performance unit award payable in cash. The purpose of the performance unit awards is to reward achievement of a financial efficiency goal that supports shareholder value and reflects real performance without regard to stock market volatility. Under each Named Executive's performance unit award, a cash bonus is payable to the Named Executive three years from the date of grant, provided the Company meets a specified return on shareholder equity target for the year in which the award is granted and the Named Executive remains employed by the Company through the third anniversary of the date of grant. The target level of 2009 shareholder return on equity was set as 10% for the 2009 performance unit award, with the actual amount of cash bonus payable to each Named Executive to be prorated based upon the extent to which the Company's actual results varied from the target level of performance. If the Company's actual results are greater or less than the target level, the cash bonus payable to a Named Executive is increased or reduced proportionately, subject to a maximum payment limitation. The goal for each Named Executive is based on the Company's return on shareholder equity, and there is no alternative operating company goal set for the Presidents of the operating subsidiaries, thus encouraging teamwork and working towards the creation of long-term value for the Company's shareholders. Earned performance unit awards are paid in cash to reduce share dilution and emphasize the real economic cost of officer incentives. The Company believes that the performance unit grant provides an effective long-term incentive for the Named Executives to act in the best interests of the Company's shareholders, by focusing on return on shareholder equity, which the Compensation Committee believes is one of the principal contributing factors to long-term shareholder value over which the Named Executives can exercise influence.

Retirement Benefits.

        The Company and SkyWest Airlines sponsor a 401(k) retirement plan for the eligible employees, including the Named Executives. ASA also maintains a substantially equivalent 401(k) plan for its eligible employees, including its President. Both plans are broad based, tax-qualified retirement plans under which eligible employees, including the Named Executives, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the "Code"). The sponsoring employers make matching contributions under the plans on behalf of eligible participants; however the right of Named Executives and other officers to such matching contributions is limited. The Compensation Committee believes that maintaining the 401(k) retirement plans and providing a means to save for retirement is an essential part of a competitive compensation package necessary to attract and retain talented executives.

        The Company also maintains the SkyWest, Inc. 2002 Deferred Compensation Plan, a non-qualified deferred compensation plan for the benefit of Company officers and other highly compensated employees. The Chief Executive, CFO, and President of SkyWest Airlines participate in the deferred compensation plan. ASA also maintains a separate but similar non-qualified deferred compensation plan, the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan, for its highly compensated management employees, including the President of ASA. Under both such deferred compensation plans (the "Deferred Compensation Plans"), the employer credits each Named Executive's account with a discretionary employer contribution equal to 15% of salary and annual bonus. These amounts are included in the Summary Compensation Table under the column "All Other Compensation". Additional information on the Deferred Compensation Plans is found in the section "Non Qualified Deferred Compensation for 2009," below.

        The SkyWest Inc. 2002 Deferred Compensation Plan (but not the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan) also permits eligible executives, including the Named Executives, to elect in advance of each calendar year to defer up to 100% of their cash salary and annual bonus compensation for the year. For 2009 none of the Named Executive Officers elected to defer any portion of their salary or annual bonus under the SkyWest Inc. 2002 Deferred Compensation Plan.

        The Company and its subsidiaries do not maintain any defined benefit pension plans for the Named Executives.

        Other Benefits.    In additional to the benefits described above, the Company provides certain other benefits to the Named Executives that the Compensation Committee believes are generally consistent with the benefits provided to senior executives of companies comparable to the Company. The Compensation Committee believes that those benefits, which are detailed in the footnotes to the Summary Compensation Table applicable to the heading "All Other Compensation" below, are reasonable, competitive and consistent with the Company's overall executive compensation objectives. Those benefits consist primarily of employer-paid premiums on health, dental and eye insurance, a personal automobile allowance, country club dues in the case of the Chief Executive, and use of Company-owned recreational equipment.

        The Company and its subsidiaries also maintain a non-discriminatory, broad-based program under which all full-time Company employees and their dependents, including the Named Executives and their dependents, may fly without charge on a space-available basis on regularly scheduled flights of aircraft operated by the Company's operating airline subsidiaries.

Commitment to Performance Based Compensation

        The Company is committed to performance-based compensation. The compensation packages of the Named Executives are designed to be performance-based, with the following components:

  •
  Annual bonus being subject to meeting net income targets

  •
  Stock option portion of the long-term award is dependent on stock appreciation

  •
  Performance units payable in cash are based on meeting return on shareholder equity targets.

        From the Compensation Committee's viewpoint, these three compensation components constitute performance-based compensation and represent over half of each Named Executive's annual compensation.

2010 Long-Term Awards

        As discussed above, during the first 60 days of each fiscal year, the Compensation Committee establishes annual threshold, target and maximum net income goals at the Company level for the Chief Executive and the CFO, and at the applicable operating subsidiary level for the Presidents of SkyWest Airlines and ASA, and corresponding targeted levels of annual bonuses to be paid if the applicable annual net income goals are attained. For the year ending December 31, 2010, the Company's threshold net income goal is $63.2 million, the target net income goal is $94.7 million and the maximum net income goal is $126.3 million. The threshold, target and maximum net income goals for SkyWest Airlines and ASA are $38.4 million and $18.8 million, $57.7 million and $28.2 million and $76.9 million and $37.6 million, respectively.

        In 2010, the Company took additional measures to strengthen the performance-based nature of its long-term award program by subjecting two-thirds of each Named Executive's stock option grant for 2010 to a performance condition based on the level of return on shareholder equity attained by the Company for 2010. The targeted level of 2010 shareholder return on equity is 8.4%. All performance-based options granted in 2010 to Named Executives will be forfeited if 2010 shareholder return on equity is less than less than 4.2%; forfeiture will occur on a pro-rated basis if 2010 shareholder return on equity falls between 4.2% and 8.4%.

        With these changes, 55% of the Named Executives' 2010 long-term awards are performance-based, including a majority of stock grants.

        Additionally, for 2010 the Compensation Committee elected to grant restricted stock units to the Named Executives rather than shares of restricted stock. Under each Named Executive's restricted stock unit award, no shares of Company stock are issuable to the Named Executive unless he remains employed by the Company for three years from the date of grant or an intervening change in control occurs with respect to the Company.

        The following long-term incentive awards were provided to the Named Executives on February 3, 2010.

	Time-Vested		Performance-Contingent
	Options	Shares/Stock Units	Options(1)	Shares/Stock Units	Other Units (Cash)(1)
Chief Executive Officer	20,094	19,886	40,128	0	$288,150
Chief Financial Officer	11,678	11,557	23,356	0	$167,460
President, SkyWest Airlines	10,343	10,236	20,686	0	$148,320
President, ASA	9,698	9,597	19,396	0	$139,066

(1)
Assumes attainment of 100% of target performance level.

        The Compensation Committee has reviewed all components of the Chief Executive's compensation, including the following:

  •
  Base salary, bonus, long-term incentives

  •
  Cumulative realized and unrealized stock option, restricted stock and performance cash gains

  •
  Dollar value of perquisites and other personal benefits to the Chief Executive and the cost to the Company

  •
  Earnings and accumulated payment obligations under the Deferred Compensation Plan., which is zero.

        The stock option and restricted stock unit grant made to all Named Executives, officers, and other employees on February 3, 2010 represented approximately 0.9% of the Company's fully-diluted outstanding shares. The Compensation Committee is committed to continue the granting of a substantial portion of performance-based equity awards to the Named Executives. The Company anticipates that its future equity award programs will include a similar commitment to linking long-term awards and annual bonuses to achievement of pertinent, targeted levels of financial performance.

Chief Executive Compensation—Years 2008 and 2009.

        The Company believes that the Chief Executive's compensation should be closely correlated to shareholder returns and Company performance, and the Chief Executive's compensation plan is designed to reflect such principles.

        In its meeting held on February 6, 2008, the Compensation Committee granted fewer stock options and restricted shares to the Chief Executive than he otherwise would have received under the Company's traditional long-term award practices in order to make additional shares available for equity-based awards to the Company's non- executive employees. The reduced award represented approximately 78% of normal target grant to the Chief Executive. In 2009 the Compensation Committee returned to a level of long-term awards to the Chief Executive which the Compensation Committee believes is more consistent with the Company's pre-2008 practices. Therefore, the greater long-term awards to the Chief Executive in 2009 relative to 2008 was primarily a result of the long-term grant in 2008 at less than stated objectives, in order to allow greater grants to other employees.

Ownership Guidelines

        The Company maintains ownership guidelines for the Named Executives to encourage the alignment of their interests with the long-term interests of the Company's shareholders. Each Named Executive is required to maintain a minimum ownership interest in the Company. The guideline ownership level is a number of shares of Common Stock having a value equal to five times base salary for the Chief Executive, and three times base salary for the CFO and the Presidents of SkyWest

Airlines and ASA. The Chief Executive and the CFO meet the guidelines. The Presidents of the operating subsidiaries have been in their positions for only two years, and the Compensation Committee believes they are making progress towards the ownership guideline each year. The holdings of the Named Executives are summarized in the Security Ownership Table, below.

Deductibility of Executive Compensation

        Section 162(m) of the Code imposes a $1 million annual limit on the amount that a publicly-traded company may deduct for compensation paid to the company's principal executive officer during a tax year or to any of the company's three other most highly compensated executive officers who are still employed at the end of the tax year (other than the Company's principal financial officer). The limit does not apply to compensation that meets the requirements of Section 162(m) of the Code for "qualified performance-based compensation" (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company's shareholders). The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants and long-term performance unit awards in 2009 were intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code. The Company's 2009 restricted stock grants, and performance-based and discretionary annual bonuses, however, were not "qualified performance-based compensation."

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company's management the information set forth herein. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this proxy statement.

The Compensation Committee

Henry J. Eyring, Chair
Margaret S. Billson
Ian M. Cumming
Steven F. Udvar-Hazy
Michael K. Young

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of the Named Executives for the fiscal years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Jerry C. Atkin	2009	$373,000	$0	$251,780	$438,128	$454,054	$126,304	(3)	$1,643,266
Chairman and Chief	2008	$362,000	$0	$127,452	$375,842	$221,000	$113,057	(4)	$1,199,351
Executive Officer	2007	$355,000	$0	$132,590	$477,211	$269,800	$117,793	(5)	$1,352,394
Bradford R. Rich	2009	$271,000	$0	$146,334	$254,654	$308,821	$95,292	(6)	$1,076,101
Executive Vice President,	2008	$263,000	$0	$74,098	$218,521	$159,600	$84,314	(7)	$799,532
Chief Financial Officer	2007	$258,000	$0	$77,084	$277,459	$196,500	$87,586	(8)	$896,629
Russell A. Childs	2009	$240,000	$0	$129,601	$225,526	$292,940	$89,039	(9)	$977,106
President and Chief	2008	$230,000	$0	$64,810	$191,100	$144,800	$76,582	(10)	$707,292
Operating Officer—	2007	$188,750	$0	$59,268	$182,337	$138,700	$61,225	(11)	$630,280
SkyWest Airlines, Inc.
Bradford R. Holt	2009	$225,000	$25,000	$121,493	$210,105	$196,075	$74,780	(12)	$852,453
President and Chief	2008	$200,000	$0	$56,347	$166,178	$114,500	$68,344	(13)	$605,369
Operating Officer—	2007	$163,333	$0	$59,504	$71,379	$96,100	$47,488	(14)	$437,805
Atlantic Southeast
Airlines

(1)
This column shows the full grant date fair market value of the options granted as computed under ASC Topic 718 and the expense attributable to restricted stock awards (excluding estimates for forfeitures in case of awards with service-based vesting). These amounts do not reflect the extent to which the Named Executive realized an actual financial benefit from the awards. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2009 which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)
The amounts in column (g) include the annual performance bonus amounts earned in the year indicated based on performance in that year and paid in the subsequent year. As described in the section entitled "Compensation Discussion and Analysis" above, the Named Executive's annual performance bonuses are calculated based upon the performance of the Company and/or its subsidiaries and the Named Executive in question relative to pre-established objectives for the fiscal year in question. The target, threshold and maximum amounts for each Named Executive's fiscal year performance bonus opportunity are reported in the "Grants of Plan-Based Awards for 2009" table below. The amounts of such annual performance bonuses earned in 2009 and paid in 2010 are: Mr. Atkin—$290,400, Mr. Rich—$213,700, Mr. Childs—$208,700 and Mr. Holt—$117,100. An additional discretionary bonus earned in 2009 by Mr. Holt and paid in 2010 is shown in column (d) under the heading "Bonus."

The amounts in column (g) also include performance unit awards earned in 2009 based on 2009 shareholder return on equity, but payable in cash in 2012 and subject to forfeiture in the amount of termination of employment within three years of date of grant. The amounts of those performance unit awards actually earned were Mr. Atkin—$163,654, Mr. Rich—$95,121, Mr. Childs—$84,240 and Mr. Holt—$78,975.

(3)
All other compensation for Mr. Atkin for 2009 consists of: $99,510 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2009; $2,644 in employer-paid health insurance premiums; $15,161 for a personal vehicle lease; $3,189 for personal use of the Company's recreational equipment; $4,600 for country club dues; and $1,200 in discretionary matching contributions under the SkyWest 401(k) Plan.

(4)
All other compensation for Mr. Atkin for 2008 consists of: $87,450 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2008; $2,567 in employer-paid health insurance premiums; $15,259 for a personal vehicle lease; $2,930 for personal use of the Company's recreational equipment; and, $4,851 country club dues.

(5)
All other compensation for Mr. Atkin for 2007 consists of: $94,234 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2007; $2,279 in employer-paid health insurance premiums; $13,830 for a personal vehicle lease; $3,097 for personal use of the Company's recreational equipment; and, $4,353 country club dues.

(6)
All other compensation for Mr. Rich for 2009 consists of: $72,705 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2009; $4,149 in employer-paid health insurance premiums; $13,920 for a personal vehicle allowance; $3,189 for personal use of the Company's recreational equipment; and $1,329 in discretionary matching contributions under the SkyWest 401(k) Plan.

(7)
All other compensation for Mr. Rich for 2008 consists of: $63,390 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2008; $4,074 in employer-paid health insurance premiums; $13,920 for a personal vehicle allowance; and, $2,930 for personal use of the Company's recreational equipment.

(8)
All other compensation for Mr. Rich for 2007 $70,152 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2007; $3,703 in employer-paid health insurance premiums; $10,634 for a personal vehicle allowance; and, $3,097 for personal use of the Company's recreational equipment.

(9)
All other compensation for Mr. Childs for 2009 consists of: $67,305 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2009; $3,466 in employer-paid health insurance premiums; $13,965 for a personal vehicle lease; $3,189 for personal use of the Company's recreational equipment and $1,114 in discretionary matching contributions under the SkyWest 401(k) Plan.

(10)
All other compensation for Mr. Childs for 2008 consists of: $56,220 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2008; $3,466 in employer-paid health insurance premiums; $13,966 for a personal vehicle lease; and, $2,930 for personal use of the Company's recreational equipment.

(11)
All other compensation for Mr. Childs for 2007 consists of: $46,877 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2007, $3,104 in employer-paid health insurance premiums; $8,147 for a personal vehicle lease; and, $3,097 for personal use of the Company's recreational equipment.

(12)
All other compensation for Mr. Holt for 2009 consists of: $55,065 of employer credits under the ASA Deferred Compensation Plan attributable to compensation earned for 2009; $3,674 in employer-paid health insurance premiums; $2,625 in matching contributions under the ASA 401(k) Plan; $12,852 for a personal vehicle lease, and, $3,189 for personal use of the Company's recreational equipment.

(13)
All other compensation for Mr. Holt for 2008 consists of: $47,175 of employer credits under the ASA Deferred Compensation Plan attributable to compensation earned for 2008; $3,170 in employer-paid health insurance premiums; $2,625 in matching contributions under the ASA 401(k) Plan; $12,444 for a personal vehicle lease, and, $2,930 for personal use of the Company's recreational equipment.

(14)
All other compensation for Mr. Holt for 2007 consists of: $40,688 of employer credits under the ASA Executive Deferred Compensation Plan attributable to compensation earned for 2007; $3,703 in employer-paid health insurance premiums; and, $3,097 for personal use of the Company's recreational equipment.

 GRANTS OF PLAN-BASED AWARDS FOR 2009

        The following table provides information about non-equity based and equity-based plan awards granted to the Named Executives for the fiscal year ended December 31, 2009:

(a)	(b)		(c)			(d)	(e)	(f)	(g)
						All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
								Exercise Price of Options Awards ($S/share)(5)
									Grant Date Full Fair Value(6)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Jerry C. Atkin	12-Nov-2008	(1)(2)	$208,880	$298,400	$387,920
	3-Feb-2009	(3)(4)	$146,869	$209,813	$272,757	16,521	99,124	$15.24	$689,908
Bradford R. Rich	12-Nov-2008	(1)(2)	$151,760	$216,800	$281,840
	3-Feb-2009	(3)(4)	$85,365	$121,950	$158,535	9,602	57,614	$15.24	$400,988
Russell A. Childs	12-Nov-2008	(1)(2)	$134,400	$192,000	$249,600
	3-Feb-2009	(3)(4)	$75,600	$108,000	$140,400	8,504	51,024	$15.24	$355,127
Bradford R. Holt	12-Nov-2008	(1)(2)	$126,000	$180,000	$234,000
	3-Feb-2009	(3)(4)	$70,875	$101,250	$131,625	7,972	47,535	$15.24	$331,598

(1)
The Compensation Committee approved the grant of Non-Equity Incentive Plan Awards in the form of annual performance bonuses on November 12, 2008.

(2)
Annual performance bonuses earned for fiscal year 2009 and paid in 2010 are included in the "Non-Equity Incentive Plan Compensation" column for 2009 in the Summary Compensation Table and are as follows: Mr. Atkin—$290,400; Mr. Rich—$213,700; Mr. Childs—$208,700; and Mr. Holt—$117,100.

(3)
On February 3, 2009, the Company granted stock options, restricted stock and performance unit awards payable in cash pursuant to the 2006 Long-Term Incentive Plan. The awards vest on the third anniversary of the date of grant.

(4)
Performance unit awards earned for fiscal year 2009 and payable in 2012, subject to risk of forfeiture if the Named Executive's employment terminates prior to the third anniversary of the date of grant, are included in the "Non-Equity Incentive Plan Compensation" column for 2009 in the Summary Compensation Table and are as follows: Mr. Atkin—$163,654; Mr. Rich—$95,121; Mr. Childs—$84,240; and Mr. Holt—$78,975.

(5)
The exercise price of the options of $15.24 per share was the market closing price of the Common Stock on the date of grant.

(6)
This column shows the full grant date fair market value of the options granted in 2009 as computed under ASC Topic 718 and the expense attributable to restricted stock awards (excluding the effect of estimates for forfeitures). Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2009 which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        This table provides information on the year-end 2009 holdings of stock options and other stock awards (restricted stock) by the Named Executives.

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options Exercisable (#)	(c) Number of Securities Underlying Unexercised Options Unexercisable (#)		(d) Option Exercise Price ($)	(e) Option Expiration Date(3)	(f) Number of Shares or Units of Stock That Have Not Vested (#)		(g) Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Jerry C. Atkin	208,000	—		$20.125	9-May-10	—		—
	104,000	—		$25.950	8-May-11	—		—
	104,000	—		$26.240	5-Feb-12	—		—
	94,540	—		$10.570	4-Feb-13	—		—
	104,000	—		$19.180	3-Feb-14	—		—
	188,000	—		$17.110	1-Feb-15	—		—
	61,100	—		$23.800	2-May-13	—		—
	59,281	—		$26.840	6-Feb-14	—		—
	—	59,281	(1)	$25.800	6-Feb-15	4,940	(1)	$83,585
	—	99,124	(2)	$15.240	4-Feb-16	16,521	(2)	$279,530
Bradford R. Rich	84,000	—		$20.125	9-May-10	—		—
	50,000	—		$25.950	8-May-11	—		—
	50,000	—		$26.240	5-Feb-12	—		—
	50,000	—		$10.570	4-Feb-13	—		—
	50,000	—		$19.180	3-Feb-14	—		—
	100,000	—		$17.110	1-Feb-15	—		—
	35,400	—		$23.800	2-May-13	—		—
	34,467	—		$26.840	6-Feb-14	—		—
	—	34,467	(1)	$25.800	6-Feb-15	2,872	(1)	$48,594
	—	57,614	(2)	$15.240	4-Feb-16	9,602	(2)	$162,472
Russell Childs	5,243	—		$25.950	8-May-11	—		—
	4,000	—		$26.240	5-Feb-12	—		—
	40,000	—		$17.110	1-Feb-15	—		—
	8,800	—		$23.800	2-May-13	—		—
	8,589	—		$26.840	6-Feb-14	—		—
	13,597	—		$27.368	6-Feb-14	—		—
	—	30,142	(1)	$25.800	6-Feb-15	2,512	(1)	$42,503
	—	51,024	(2)	$15.240	4-Feb-16	8,504	(2)	$143,888
Bradford R. Holt	48,000			$17.110	1-Feb-15	—		—
	8,800			$23.800	8-May-13	—		—
	8,867			$26.840	6-Feb-14	—		—
	—	—		$27.368	6-Feb-14	—		—
	—	26,211	(1)	$25.800	6-Feb-15	2,184	(1)	$36,953
	—	47,835	(2)	$15.240	4-Feb-16	7,972	(2)	$134,894

(1)
Awards vest on February 6, 2011.

(2)
Awards vest on February 4, 2012.

(3)
Stock options awarded prior to 2006 expire ten years from date of grant. Stock options granted after 2005 expire seven years from date of grant.

(4)
Based on market closing price per share of Common Stock of $16.92 on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED

        Stock options exercised and restricted shares that vested for the Named Executives during the fiscal year ended December 31, 2009 are outlined below.

	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired On Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($)(1)
Jerry C. Atkin	—	—	5,100	$64,668
Bradford R. Rich	—	—	3,000	$38,040
Russell A. Childs	—	—	2,200	$27,896
Bradford R. Holt	—	—	2,200	$27,890

(1)
The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares that vested (column (d)) by the closing price of common stock on the vesting date, which was $12.68.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2009

        Pursuant to the SkyWest Deferred Compensation Plan and the ASA Deferred Compensation Plan, covered Named Executives may elect prior to the beginning of each calendar year to defer the receipt of base salary and annual performance bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable Named Executive, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the applicable plan.

        Each Named Executive's account under the SkyWest Deferred Compensation Plan and ASA Deferred Compensation Plan, as applicable, is also credited with a discretionary employer contribution monthly, whether or not the Named Executive contributes. For 2009 that discretionary employer contribution was 15% of the Named Executive's salary and annual bonus. Participant account balances under the SkyWest and ASA Deferred Compensation Plans are fully vested and will be paid by the Company to each Named Executive upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the Named Executive.

        The following table provides information regarding the SkyWest and ASA Deferred Compensation Plans for Named Executives for 2009.

(a) Name(1)	(b) Executive Contributions in Last Fiscal Year ($)	(c) Registrant Contributions in Last Fiscal Year ($)(2)	(d) Aggregate Earnings in Last Fiscal Year ($)(3)	(e) Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	(f) Aggregate Balance at Last Fiscal Year End ($)
Jerry C. Atkin	—	$89,619	$328,372	—	$1,556,553
Bradford R. Rich	—	$66,979	$165,957	—	$870,103
Russell A. Childs	—	$59,748	$60,794	—	$325,269
Bradford R. Holt	—	0	$19,883	—	$459,415

(1)
For 2009, Messrs. Atkin, Rich and Childs were covered by the SkyWest Deferred Compensation Plan only and Mr. Holt was covered by both the SkyWest Deferred Compensation Plan (as to contributions for years prior to 2008 and earnings thereon only) and the ASA Deferred Compensation Plan (with respect to contributions for 2008 and 2009 and earnings thereon).

(2)
The amounts in column (c) reflect the amounts of employer contributions credited in 2009 at the rate of 15% of each Named Executive's base salary and 2008 bonus which were paid in 2009. The amounts reported in column (c) are also included in the amounts reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(3)
The amounts in column (d) reflect the notational earnings (losses) during 2009 charged against each Named Executive's account under the SkyWest and ASA Deferred Compensation Plans. These amounts are not reported in the Summary Compensation Table because they are based on market rates determined by reference to mutual funds that are available to participants in the SkyWest 401(k) Plan or otherwise broadly available.

        The table below shows the funds available for notational investment under the SkyWest Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2009:

Name of Fund	Rate of Return
NVIT Money Market Fund Class I	0.04%
PIMCO VIT Total Return Admin	14.03%
PIMCO VIT Real Return Admin	18.35%
Alliance Bernstein VPS Growth & Income A	20.82%
Dreyfus Stock Index Initial	26.33%
Oppenheimer VA Capital Appreciation NS	44.52%
NVIT Mid Cap Fund Class I	36.76%
Royce Capital Small Cap	35.20%
Ivy VIP Small Cap Growth	34.72%
Dreyfus VIF International Value	30.97%

        The following table provides information regarding the ASA Deferred Compensation Plan for Mr. Holt for 2009.

(a) Name	(b) Executive Contributions in Last Fiscal Year ($)	(c) Registrant Contributions in Last Fiscal Year ($)(1)	(d) Aggregate Earnings in Last Fiscal Year ($)(2)	(e) Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	(f) Aggregate Balance at Last Fiscal Year End ($)
Bradford R. Holt	—	$39,466	$381	—	$86,585

(1)
The amount in column (c) reflects the employer contributions credited in 2009 at the rate of 15% of Mr. Holt's base salary and 2008 bonus which was paid in 2009. The amount reported in column (c) is also included in the amount reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(2)
The amounts in column (d) reflect the notational earnings (loss) during 2009 charged against Mr. Holt's account under the ASA Deferred Compensation Plan. This amount is not reported in the Summary Compensation Table because it is are based on market rates determined by reference to mutual funds that are available to participants in the ASA 401(k) Plan or, in certain cases, otherwise broadly available.

        The table below shows the funds available under the ASA Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2009:

Name of Fund	Rate of Return
American Century Equity Income-Inv	12.23%
American Century Equity Index-Inst	26.16%
American Century International Growth-Inv	34.02%
American Century Premium Money Market-Inv	0.51%
American Century Short-Term Government-Inv	2.69%
American Century Strategic Aggressive-Inv	25.99%
American Century Strategic Conservative-Inv	14.54%
American Century Strategic Moderate-Inv	21.10%
American Century Ultra-Inv	35.36%
American Century Value-Inv	19.43%
Buffalo Small Cap	37.49%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if an Named Executive's employment had terminated on December 31, 2009 or the Company had undergone a change in control on December 31, 2009. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or "COBRA" and accrued vacation pay. The Named Executives do not have any other severance benefits, severance agreements or change-in-control agreements.

        Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control.    Under the Company's prior long-term incentive plans, all outstanding stock options and shares of restricted stock held by a Named Executive on December 31, 2009 would have become fully vested upon a "change in control" without regard to whether the Named Executive terminated employment in connection with or following the change in control. The Company's long-term incentive plans generally define a "change in control" as any of the following events: (i) the acquisition by any person of 50% or more of the Company's voting shares, (ii) replacement of a majority of the Company's directors within a two-year period under certain conditions, or (iii) shareholder approval of a merger in which the Company is not the surviving entity, sale of substantially all of the Company's assets or liquidation. The following table shows for each Named Executive the intrinsic value of his unvested stock option and restricted stock awards as of December 31, 2009 that would have been accelerated had a change in control of the Company occurred on that date, calculated by multiplying the number of underlying shares by the closing price of the Common Stock on the last trading day of 2009 ($16.92 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:

Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock
Jerry C. Atkin	$166,528	$511,817
Bradford R. Rich	$96,792	$297,522
Russell A. Childs	$85,720	$253,678
Bradford R. Holt	$80,362	$237,351

        If a change in control with respect to the Company results in acceleration of vesting of an Named Executive's otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds three times the Named Executive's average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Code Section 280G. A Named Executive would be subject to a 20% excise tax on any such excess parachute payment and the Company would be unable to deduct the amount of the excess parachute payment for tax purposes. The Company has not agreed to provide its Named Executives with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

        Deferred Compensation.    If a Named Executive had terminated employment on December 31, 2009, the Named Executive would have become entitled to receive the balance in his account under the applicable deferred compensation plan. Distribution would be made in the form of a lump sum or in installments, and in accordance with the distributions schedule elected by the Named Executive under the applicable plan. The 2009 year-end account balances under those plans are shown in column (e) in the applicable Nonqualified Deferred Compensation Tables set forth above. A Named Executive's account balance would continue to be credited with notational investment earnings or losses through the date of actual distribution.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors. Each director is encouraged to own at least 5,000 shares of Common Stock.

Cash Compensation Paid to Directors

        For the year ended December 31, 2009, all directors who were not employees of the Company received an annual cash retainer of $32,000 and attendance fees of $1,700 for each board meeting, $1,600 for each Audit & Finance Committee meeting and $1,300 for each Compensation Committee meeting and each Nominating and Corporate Governance Committee meeting; $850 for each telephonic board meeting, $800 for each telephonic Audit & Finance Committee meeting and $750 for each telephonic Compensation Committee meeting and each Nominating and Corporate Governance Committee meeting. The director serving as the Chairman of the Compensation Committee was paid an annual fee of $5,000, the Chairman of Nominating and Corporate Governance Committee was paid an annual fee of $4,000, and the lead director was paid $4,000. The director serving as the Chairman of the Audit and Finance Committee was paid an annual fee of $15,000. Jerry C. Atkin, Chairman of the Board and an employee of the Company, received no compensation for his service on the Board.

Stock Awards

        Each non-employee director receives a stock award annually. On February 5, 2009, each of the non-employee directors received an award of 3,281 shares of Common Stock. The Company did not grant stock options to its non-employee directors in 2009.

 DIRECTOR SUMMARY COMPENSATION TABLE FOR 2009

        The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2009.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht	$30,950	$50,002	—	—	—	$80,952
J. Ralph Atkin	$56,500	$50,002	—	—	—	$106,502
Margaret S. Billson	$44,400	$50,002	—	—	—	$94,402
Ian M. Cumming	$49,700	$50,002	—	—	—	$99,702
Henry J. Eyring	$57,900	$50,002	—	—	—	$107,902
Robert G. Sarver	$44,400	$50,002	—	—	—	$94,402
Steven F. Udvar-Hazy	$58,700	$50,002	—	—	—	$108,702
James L. Welch	$48,400	$50,002	—	—	—	$98,402
Michael K. Young	$21,550	N/A	—	—	—	$21,550

(1)
Jerry C. Atkin, the Chairman of the Board and Chief Executive Officer of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as Chairman of the Board.

(2)
Represents the closing price of the Common Stock awarded on the grant date of February 5, 2009, of $15.24 per share, multiplied by the 3,281 shares granted to each non-employee director. That amount is the aggregate grant date fair market value of awards as computed under ASC Topic 718. All such shares of Common Stock are fully vested.

(3)
As of December 31, 2009, each of the following non-employee directors of the Company held unexercised options to purchase the following number of shares of Company Common Stock: J. Ralph Atkin: 60,000; Ian M. Cumming: 64,000; Henry J. Eyring: 26,500; Robert G. Sarver: 64,000; Steven F. Udvar-Hazy: 56,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Named Executive Officers

        The following table sets forth the beneficial ownership of the Common Stock as of March 1, 2010, for each director and nominee for director, each Named Executive, and by all directors (including nominees) and named executive officers of the Company as a group.

Name	Common Stock	Options Exercisable	Unvested Restricted Shares	Total	Beneficial Ownership(1)
Jerry C. Atkin	1,546,131	922,921	41,347	2,510,399	4.4%
Bradford R. Rich	25,846	453,867	24,031	503,744	0.9%
Russell A. Childs	2,883	80,229	21,252	104,364	0.2%
Ian M. Cumming	29,858	64,000		93,858	0.2%
Robert G. Sarver	28,858	64,000		92,858	0.2%
Bradford R. Holt	3,672	65,667	19,753	89,092	0.2%
J. Ralph Atkin	14,858	60,000		74,858	0.1%
Steven F. Udvar-Hazy	17,458	56,000		73,458	0.1%
Henry J. Eyring	11,918	26,500		38,418	0.1%
Margaret S. Billson	10,058	—		10,058	0.0%
James L. Welch	10,058	—		10,058	0.0%
Michael K. Young	3,451	—		3,451	0.0%
All officers and directors as a group (13 persons)	1,705,049	1,793,184	106,383	3,604,616	6.2%

(1)
Based on 55,931,629 shares outstanding as of March 1, 2010.

Security Ownership of Certain Beneficial Owners

        As of March 1, 2010, the Company's records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of Common Stock. The information following is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Common Stock.

	Amount of Beneficial Ownership
	Common Stock
Name	Shares	Percent of Class
Dimensional Fund Advisors LP	4,532,991	8.0%
Palisades West, Building One 6300 Bee Care Road Austin, TX 78746
Barclays Global Investors UK Holdings LTD	4,056,889	7.2%
1 Churchill Place London, E14 5HP
AXA	2,811,340	5.0%
25 Ave Matignon Paris, France

PROPOSAL 2
APPROVAL OF THE SKYWEST, INC. 2010 LONG-TERM INCENTIVE PLAN

Introduction

        Shareholders are asked to vote to adopt the SkyWest, Inc. 2010 Long-Term Incentive Plan (the "2010 Plan"). The 2010 Plan would replace the SkyWest, Inc. 2006 Long-Term Incentive Plan (the "2006 Plan") that was approved by the Company's shareholders in May of 2006.

The Board of Directors Recommends that Shareholders Vote FOR the Adoption of the SkyWest, Inc. 2010 Long-Term Incentive Plan

        As of December 31, 2009, 1,453,234 shares remained available for grant under the 2006 Plan and no shares remained available for further grants under the Company's prior Executive Stock Option Plan and 2001 Allshare Stock Option Plan (collectively with the 2006 Plan, the "Prior Plans").

        The 2010 Plan would authorize grants of up to 5,150,000shares, (i) decreased by one share for every share subject to an option or stock appreciation right that was granted under the Prior Plans after December 31, 2009, (ii) decreased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) that was granted under the Prior Plans after December 31, 2009, (iii) increased by one share for every share subject to an option or stock appreciation right that was granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009, and (iv) increased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009.

        If shareholders approve the 2010 Plan, the Company will issue no additional options or other awards under the 2006 Plan after the date of shareholder approval of the 2010 Plan; however, all then outstanding options, restricted stock and restricted stock units under the Prior Plans would remain outstanding.

        The purpose of the 2010 Plan is to provide a compensation program that:

  •
  Rewards superior individual and company performance;

  •
  Attracts and retains management talent capable of achieving superior business results; and

  •
  Aligns the interests of Company managers with those of shareholders by linking a portion of their compensation directly to increases in shareholder value.

        The Company has long had an ownership culture in which its officers, managers and other key employees are granted stock options and other equity-based awards to align their interests with those of non-employee shareholders. The Board believes the ownership culture at the Company motivates the achievement of superior performance, and also plays an essential role in retaining top talent.

        The 2010 Plan would permit the Company to continue to use equity-based awards as an integral part of its compensation program.

Summary of Material Features of the 2010 Plan

        The following summary of the material features of the 2010 Plan is subject to the full text of the 2010 Plan that is contained in Appendix A to this Proxy Statement.

Plan Term:	Ten years from date of shareholder approval
Eligible Participants:	Employees, directors and consultants selected by the Compensation Committee
Shares Authorized:	5,150,000 shares of Common Stock, subject to certain adjustments
Shares Authorized as a Percentage of Outstanding Common Stock:	Approximately 9.2% at March 1, 2010
Recent Market Value per Share:	$15.29 (the closing sales price on The Nasdaq Global Select Market at March1, 2010)
Award Types:

(1) Incentive stock options, (2) non-qualified stock options, (3) restricted stock, (4) restricted stock units, (5) other share-based awards, (6) stock appreciation rights and (7) performance awards, including annual and long-term cash awards. Other than options, which are always settled in shares of Company stock, awards may be paid in cash or stock as determined by the Compensation Committee

Limits on Option Term:	The maximum permitted term of any stock option or stock appreciation right under the 2010 Plan is seven years.
Individual Limits On Awards:

No participant may be granted options and stock appreciation rights with respect to more than 1,000,000 shares in any 36-month period. No participant may earn more than 500,000 shares in any 36-month period under restricted stock awards, restricted stock unit awards, other share-based awards, or performance awards that are intended to comply with the "qualified performance-based compensation" exception to Code Section 162(m). No participant may earn more than $5,000,000 in cash under any performance cash award that is intended to comply with the "qualified performance-based compensation" exception to Code Section 162(m) for each 12 months in a performance period.

Share Counting:

Shares subject to stock options and stock appreciation rights will reduce the shares available for awards by one share for every one share granted. Restricted stock, restricted stock units and other awards (excluding options and stock appreciation rights) settled in shares of Common Stock will reduce the shares available for awards by 1.65 shares for every one share awarded. Awards settled in cash do not count against the pool of available shares. Shares tendered or withheld to pay taxes or an option's exercise price are not available for re-issuance and count against the pool of available shares. Shares under cancelled, terminated, forfeited or expired awards under the 2010 Plan are added back to the available share pool. Shares under cancelled, terminated, forfeited or expired awards under the Prior Plans are also added back to the maximum under the 2010 Plan.

Vesting:	Vesting will be determined by the Compensation Committee at the time of each grant.

In the event of a change of control with respect to the Company, unless otherwise provided in the applicable award agreement: (i) stock options and stock appreciation rights become fully exercisable and performance awards, restricted stock and restricted stock units become fully vested if such awards are assumed or substituted for by the acquiring or successor company and the participant's employment is terminated within 24 months of the change in control without "cause" or for "good reason"; or (ii) if not assumed or substituted for by the acquiring or successor company, become fully exercisable and vested upon the change in control.

On a change in control with respect to the Company, the Compensation Committee may settle awards for cash.
Deposits:	The Compensation Committee may require escrow deposits of Common Stock owned by the participant as a condition to restricted stock awards.
Not Permitted Without Shareholder Approval:

(1) Increases in the number of shares authorized, (2) Grants of stock options or stock appreciation rights having an exercise price below fair market value, (3) Repricing of stock options or stock appreciation rights, or (4) Changes to individual limits on awards intended to satisfy Code Section 162(m)

        Eligibility.    Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2010 Plan. The Compensation Committee determines which persons receive awards. The primary recipients of awards under the 2010 Plan will be our officers, other key employees, managers and pilots.

        Administration.    The 2010 Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to interpret and construe all provisions of the 2010 Plan and to make all decisions and determinations relating to the operation of the 2010 Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards;

(ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

        Duration.    The 2010 Plan will be effective on the date it is approved by the shareholders of the Company and continue until the tenth anniversary of such approval date. If shareholder approval is not obtained, the 2010 Plan will be null and void.

        Shares Subject to Plan.    Upon shareholder approval, 5,150,000 shares of Common Stock will be available for issuance under the 2010 Plan, (i) decreased by one share for each share subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2009, (ii) decreased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans after December 31, 2009, (iii) increased by one share for every share subject to an option or stock appreciation right that was granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009, and (iv) increased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009. Any shares subject to options or stock appreciation rights will be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as 1.65 shares for every one (1) share subject thereto. If an award under the 2010 Plan or Prior Plans terminates or is forfeited, expires or is settled in cash, the subject shares shall again be available for grant under the 2010 Plan (such shares, "Recycled Shares"). To the extent that a share that was subject to an option or stock appreciation right under the 2010 Plan becomes a Recycled Share, the 2010 Plan will be credited with one (1) share. To the extent that a share that was subject to an award (other than an option or stock appreciation right) under the 2010 Plan becomes a Recycled Share, the 2010 Plan will be credited with 1.65 shares. However, the following types of shares underlying an award may not become again available for grant under the 2010 Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

        Additionally, awards and shares under a shareholder approved plan of an acquired company do not count against the 2010 Plan share maximum.

        In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a "Recapitalization"), the maximum number of shares available for issuance under the 2010 Plan will be proportionately adjusted.

        Awards Under the 2010 Plan.    The 2010 Plan provides for the following types of awards ("Awards"): (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) other share-based awards, including grants of unrestricted stock; and (vii) performance awards, including annual and long-term cash performance awards.

        Stock Options.    The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2010 Plan: incentive stock options, or "ISOs," which are subject to special tax treatment as described below, and non-qualified options, or "NSOs." Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of options cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company's shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Global Select Market. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights under the 2010 Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock. The grant date value of a stock appreciation right against which appreciation is determined cannot be less than the fair market value of a share of Common Stock at the time of grant except for subsequently granted tandem stock appreciation rights and stock appreciation rights granted in exchange for outstanding options. The expiration date of a stock appreciation right cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company's shareholders (i) lower the grant date value of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the grant date value exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Global Select Market. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

        Restricted Stock.    The Compensation Committee may grant restricted shares of Common Stock ("restricted stock") to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. Awards of restricted stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met relating to continued service or attainment of performance goals. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

        Restricted Stock Units.    The Compensation Committee may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. If the vesting requirements specified by the Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, as determined by the Compensation Committee, equal to the fair market value of the corresponding number of shares of Common Stock. A holder of restricted stock units has no voting rights or rights to receive dividends or dividend equivalent amounts with respect to such restricted stock units.

        Other Share-Based Awards.    The Compensation Committee has the authority to create awards under the 2010 Plan, including awards of unrestricted stock, in addition to those specifically described in the 2010 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of Common Stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2010 Plan and/or cash awards made outside the 2010 Plan. Each other share-based award will be evidenced by an award agreement that will specify terms and conditions as the Compensation Committee may determine.

        Performance Awards.    The Compensation Committee may also make awards of performance shares, performance units, or performance-based cash bonuses, subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof, as determined by the Compensation Committee.

        Dividends; Dividend Equivalents.    Awards other than options and stock appreciation right may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying awards. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

        Section 162(m) Provisions.    Under Section 162(m) of the Code, the annual compensation paid to a publicly-traded corporation's named executive officers (other than the principal or chief financial officer) may not be deductible to the extent it exceeds $1 million for any such named executive officer. However, we are able to preserve the deductibility of compensation provided in excess of $1 million to the extent the compensation is "qualified performance-based compensation" within the meaning of, and meeting the conditions set forth in, Section 162(m) of the Code and the regulations thereunder. With respect to compensation provided under the 2010 Plan, those conditions include shareholder approval of the 2010 Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid.

        Performance Criteria.    The 2010 Plan lists various performance criteria that the Compensation Committee may elect to apply to awards other than options and stock appreciation rights in order to qualify such awards as "qualified performance-based compensation" that is exempt from the deduction limit of Section 162(m) of the Code. As to any award, the Compensation Committee may elect to apply any one or any combination of the following measures at the Company level or, if the Compensation Committee so determines, at a subsidiary, branch or divisional level:

        Net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile; percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel.

        Award Limitations.    Subject to adjustment for a Recapitalization, no 2010 Plan participant may be granted: (i) options or stock appreciation rights during any rolling 36-month period with respect to more than 1,000,000 shares of Common Stock; or (ii) in the case of restricted stock, restricted stock units, other share-based awards or performance awards that are denominated in shares of Common Stock and are intended to qualify as "qualified performance based compensation" under Code Section 162(m), more than 500,000 shares of Common Stock in any rolling 36-month period (the "Limitations"). Additionally, the maximum dollar value payable in cash to any participant in any rolling 12-month period with respect to performance awards that are intended to qualify as "qualified performance based compensation" under Code Section 162(m) is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

        Adjustments upon Change in Control.    In the event of a merger or other transaction that results in a "change in control" with respect to the Company, including the sale of all or substantially all of our assets, unless otherwise provided in the applicable award agreement, all outstanding awards shall vest and be exercisable if the successor corporation assumes or substitutes an equivalent award for each outstanding award and the participant's employment terminates without "cause" or for "good reason" (as defined in the award agreement) within 24 months of such change in control. Unless determined otherwise by the Compensation Committee, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, and the Compensation Committee may elect to terminate and cash-out such options and stock appreciation rights for their intrinsic value at the time of the change in control.

        Nontransferability of Awards.    No awards under the 2010 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, are transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant's lifetime only by the participant or the participant's estate, guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

        Amendment and Termination.    The Board may, from time to time, alter, amend, suspend or terminate the 2010 Plan. No grants may be made under the 2010 Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2010 Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

  Tax Consequences to Participants

        The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2010 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

        Nonqualified Stock Options ("NSOs").    In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for more than one year.

        Incentive Stock Options ("ISOs").    No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO for regular income tax purposes. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item subject to or triggering alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no sale, transfer by gift or other disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of Common Stock or other property received on the exercise.

        Restricted Stock.    The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). At such time, the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon whether the shares have been held for more than one year. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Restricted Stock Units.    Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

        Performance Awards.    No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

  Tax Consequences to the Company

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the amount (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

  Value of Benefits

        The Company is unable to determine the amount of benefits that may be received by participants under the 2010 Plan if adopted, as grants of awards are discretionary with the Compensation Committee.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee has recommended and approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2010. The Company is seeking shareholder ratification of such action.

        It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

The Board and the Audit and Finance Committee Recommend that Shareholders
Vote FOR the Ratification of Appointment of
Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
(Independent Auditors).

AUDIT & FINANCE COMMITTEE DISCLOSURE

Who served on the Audit and Finance Committee?

        The members of the Audit and Finance Committee as of December 31, 2009 were J. Ralph Atkin (Chair), Henry J. Eyring, James L. Welch and Robert G. Sarver. Each member of the Audit and Finance Committee has been determined by the Board to be independent under the rules of the Securities and Exchange Commission and The Nasdaq Global Select Market. The Board has

determined that W. Steve Albrecht, who served on the Audit and Finance Committee through June 30, 2009, was an "audit committee financial expert" during the time he served on the Audit and Finance Committee, and Robert G. Sarver, who served on the Audit and Finance Committee throughout the year ended December 31, 2009, is an "audit committee financial expert" as defined in Item 401(h) (2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit and Finance Committee?

        The Audit and Finance Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit and Finance Committee's composition and meetings. The Audit and Finance Committee charter is available on the Company's website at www.SkyWest.com, and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit and Finance Committee charter should be submitted to Eric D. Christensen, Corporate Secretary of the Company, at 444 South River Road, St. George, Utah 84790.

How does the Audit and Finance Committee conduct its meetings?

        During the year ended December 31, 2009, the Audit and Finance Committee met with the senior members of the Company's financial management team at each of its regular scheduled quarterly meetings. The Audit and Finance Committee also met with representatives of Ernst & Young ("E&Y"), the Company's independent registered public accounting firm, at each of its in-person meetings and met with representatives of Protiviti, Inc. ("Protiviti"), the Company's principal internal auditor, at several of the meetings. Agendas for the Audit and Finance Committee's meetings are established by the Chairman of the Audit and Finance Committee, after consultation with the CFO. At those meetings, the Audit and Finance Committee reviewed and discussed various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession, as well as the Company's industry, risk management and a summary of calls received on the Company's anonymous reporting line. The Audit and Finance Committee also had separate, executive sessions from time to time with representatives of E&Y, the CFO, Protiviti and the Company's legal counsel, at which meetings candid discussions of financial management, accounting, internal controls and legal and compliance issues took place. Additionally, the Chairman of the Audit and Finance Committee had separate discussions regularly with the CFO and representatives of E&Y, Protiviti and the Company's legal counsel.

Does the Audit and Finance Committee review the periodic reports and other public financial disclosures of the Company?

        The Audit and Finance Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit and Finance Committee discusses the reports with the Company's management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting practices, alternative methods of accounting under generally accepted accounting principles in the United States ("GAAP") and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

Did the Audit and Finance Committee play any role in connection with the Company's report on internal control?

        The Audit and Finance Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes Oxley Act of 2002 and related rules. As part of this review, the Audit and Finance Committee reviewed the bases for management's conclusions in that report, and also reviewed the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the year ended December 31, 2009, the Audit and Finance Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

What is the role of the Audit and Finance Committee in connection with the financial statements and controls of the Company?

        Management of the Company has primary responsibility for the Company's financial statements and internal control over the Company's financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. The responsibility of the Audit and Finance Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit and Finance Committee under its charter. The Audit and Finance Committee meets regularly with representatives of E&Y, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit and Finance Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's accounting financial reporting practices.

Does the Audit and Finance Committee have any policy-making responsibility?

        From time to time, the Audit and Finance Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Global Select Market. For example, the Audit and Finance Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Audit and Finance Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Audit and Finance Committee is responsible for overseeing the efficacy of management policies, including compliance with the Company's Code of Ethics and the availability of perquisites.

What matters have members of the Audit and Finance Committee discussed with the independent registered public accounting firm?

        In its meetings with representatives of E&Y, the Audit and Finance Committee asked E&Y to address and discuss their responses to several questions that they believed were particularly relevant to its oversight. These questions included:

  •
  Are there any significant judgments made by management in preparing the financial statements that would have been made differently had E&Y prepared and been responsible for the financial statements?

  •
  Based on E&Y's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with GAAP and Securities and Exchange Commission disclosure requirements?

  •
  Based on E&Y's experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

  •
  During the course of the applicable fiscal year, has E&Y received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

        The Audit and Finance Committee has also discussed with E&Y that they are retained by the Audit and Finance Committee and that they must raise any concerns about the Company's financial reporting and procedures directly with the Audit and Finance Committee. Based on these discussions and its discussions with management, the Audit and Finance Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

What has the Audit & Finance Committee done with regard to the Company's audited financial statements for the year ended December 31, 2009?

        The Audit and Finance Committee has:

  •
  Reviewed and discussed the audited financial statements with the Company's management; and

  •
  Discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended and as adopted by the Public Company Accounting Oversight Board.

Has the Audit and Finance Committee considered the independence of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has received from E&Y the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit and Finance Committees, and has discussed with the firm its independence. The Audit and Finance Committee has concluded that E&Y is independent from the Company and its management.

Has the Audit and Finance Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2009?

        Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Does the Audit and Finance Committee provide a periodic report of its activities to the Board?

        The Audit and Finance Committee provides reports of its activities at each regularly scheduled Board meeting.

Has the Audit and Finance Committee reviewed the fees paid to the Company's independent registered public accounting firm during the year ended December 31, 2009?

        The Audit and Finance Committee has reviewed and discussed the fees paid to E&Y during the year ended December 31, 2009 for audit, audit related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." Because the Company did not pay to E&Y any fees for non-audit services during the years ended December 31, 2009, the Audit and Finance Committee was not required to assess whether E&Y's delivery of non-audit services is compatible with E&Y's independence.

What is the Company's policy regarding the retention of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit and Finance Committee or the Chairman of the Audit and Finance Committee. When services are pre-approved by the Chairman of the Audit and Finance Committee, notice of such approvals is given to the other members of the Audit and Finance Committee and presented to the full Audit and Finance Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        During the years ended December 31, 2009 and 2008, the Company paid E&Y fees in the aggregate amount of $712,000 and $689,000, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, audits of the closing balance sheets of certain businesses acquired, and the review of the Company's registration statements.

Audit-Related Fees

        During the years ended December 31, 2009 and 2008, the Company did not pay fees to E&Y for audit-related services.

Tax Fees

        During the years ended December 31, 2009 and 2008, the Company paid E&Y fees in the aggregate amount of $7,500 and $0, respectively, for tax services.

All Other Fees

        During the years ended December 31, 2009 and 2008, E&Y did not provide any services to the Company, and the Company did not pay to E&Y any fees, other than those identified above.

 REPORT OF THE AUDIT & FINANCE COMMITTEE

        In connection with the financial statements for the year ended December 31, 2009, the Audit and Finance Committee has:

  (1)
  Reviewed and discussed the audited financial statements with management;

  (2)
  Discussed with E&Y, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board; and

  (3)
  Received the written disclosure and letter from E&Y regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditor's independence.

        Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board at the February 3, 2010 meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit & Finance Committee

J. Ralph Atkin (Chair)
Henry J. Eyring
Robert G. Sarver
James L. Welch

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and 10% shareholders are required under Section 16 of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company.

        Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2009 its executive officers, directors and 10% holders complied with all filing requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

        If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the Company's 2011 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Shareholder Proposals) and received by the Secretary of the Company on or before October 16, 2010. Shareholder proposals to be presented at the 2011 Annual Meeting of Shareholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than November 15, 2010, nor later than December 17, 2010, in accordance with the procedures set forth in the Company's Bylaws.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders' banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company's 2009 Annual Report to Shareholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company's 2009 Annual Report to Shareholders to any shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this Proxy Statement and the Company's 2009 Annual Report to Shareholders should submit a request by writing to Eric D. Christensen, Corporate Secretary of the Company, 444 South River Road, St. George, Utah 84790. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

        The Company's management does not know of any other matter to be presented for action at the Meeting. However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Eric D. Christensen
 Vice President Planning, Corporate Secretary
St. George, Utah
March 15, 2010

Appendix A

SKYWEST, INC.

2010 LONG-TERM INCENTIVE PLAN

        SkyWest, Inc. (the "Company"), a Utah corporation, hereby establishes and adopts the following SkyWest, Inc. 2010 Long-Term Incentive Plan (the "Plan").

1.    PURPOSE OF THE PLAN

        The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.     DEFINITIONS

        2.1.    "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

        2.2.    "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

        2.3.    "Board" shall mean the board of directors of the Company.

        2.4.    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.5.    "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is: (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act; (ii) an "outside director" within the meaning of Section 162(m) of the Code; and (iii) an "independent director" for purpose of the rules of the applicable Securities Exchange on which the Shares are traded, to the extent required by such rules.

        2.6.    "Consultant" shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; (ii) does not directly or indirectly promote or maintain a market for the Company's securities; and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

        2.7.    "Covered Employee" shall mean an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.8.    "Director" shall mean a non-employee member of the Board.

        2.9.    "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

        2.10.    "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

        2.11.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.12.    "Fair Market Value" shall mean, with respect to Shares as of any date: (i) the closing price of the Shares as reported on the Securities Exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any Securities Exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a Securities Exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        2.13.    "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

        2.14.    "Limitations" shall have the meaning set forth in Section 10.5.

        2.15.    "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.16.    "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

        2.17.    "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

        2.18.    "Payee" shall have the meaning set forth in Section 13.2.

        2.19.    "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

        2.20.    "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

        2.21.    "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

        2.22.    "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

        2.23.    "Performance Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

        2.24.    "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.25.    "Plan" shall mean the SkyWest, Inc. 2010 Long-Term Incentive Plan as set forth herein, and as subsequently amended from time to time.

        2.26.    "Prior Plans" shall mean, collectively, the Company's 2006 Long-Term Incentive Plan and the Company's prior Executive Stock Incentive Plan and Allshare Stock Option Plan.

        2.27.    "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.28.    "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.29    "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.30    "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1.

        2.31.    "Securities Exchange" means the principal U.S. national securities exchange on which the Shares are listed and traded on the date in question. As of the date hereof, the applicable Securities Exchange is The NASDAQ Global Select Market.

        2.32.    "Shares" shall mean the shares of common stock, no par value, of the Company.

        2.33.    "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

        2.34.    "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.35.    "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for: (i) awards previously granted by an entity (other than the Company or a Subsidiary) that is acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines; or (ii) the right or obligation of any entity acquired by the Company or acquired by any Subsidiary, or with which the Company or any Subsidiary combines, to make future awards.

        2.36.    "Vesting Period" shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.     SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to adjustment as provided in Section 12.2, a total of 5,150,000 Shares shall be authorized for grant under the Plan, decreased by one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2009 and one and sixty-five one hundredths (1.65) Shares for every one (1) Share that was subject to an award (other than an option or stock appreciation right) granted under the Prior Plans after December 31, 2009, and increased by Shares covered by awards granted under the Prior Plans that again become available for grant pursuant to Section 3.1(b). Shares shall be counted as used as of the applicable grant date. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and sixty-five one-hundredths (1.65) Shares for every one (1) Share granted. After the effective date of the Plan as provided in Section 13.13, no further awards shall be granted under any Prior Plan.

          (b)   If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, an award under Prior Plans expires, or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans; (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof; and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under Section 3.1(a) of the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

          (d)   Any Shares that again become available for grant pursuant to Section 3.1(b) shall be added back as: (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans; and (ii) as one and sixty-five one-hundredths (1.65) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

        3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.     ELIGIBILITY AND ADMINISTRATION

        4.1.    Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

        4.2.    Administration.

          (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to a Director on the Committee shall require the prior approval of the Board.

          (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the Securities Exchange on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards.

5.     OPTIONS

        5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2.    Award Agreements.    All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders: (a) lower the option price per Share of an Option after it is granted; (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3); or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded.

        5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

        5.5.    Exercise of Options.

          (a)   Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

          (b)   Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value; (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price; (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option; (v) through any other method specified in an Award Agreement (including same-day sales through a broker); or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

          (c)   Notwithstanding the foregoing, an Award Agreement evidencing an Option may provide that if on the last day of the term of the Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

        5.6.    Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

        5.7.    Incentive Stock Options.    The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 4,200,000 Shares, subject to adjustment as provided in Section 12.2.

6.     STOCK APPRECIATION RIGHTS

        6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights: (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option; (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award; or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of: (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise), over (ii) the grant price of the Stock Appreciation Right.

          (b)   The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

          (c)   The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

          (d)   The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall: (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2; and (ii) have a term not greater than seven (7) years.

          (e)   An Award Agreement evidencing a Stock Appreciation Right may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes. Any fractional Share shall be settled in cash.

          (f)    Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not: (i) reduce the grant price of any Stock Appreciation Right after the date of grant; (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3); or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded.

7.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1.    Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock Awards or Restricted Stock Unit Awards.

        7.2.    Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

        7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units.

          (a)   Unless otherwise provided in the applicable Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as apply to the Restricted Stock under such Restricted Stock Award. Any provision herein to the contrary notwithstanding, unless otherwise provided in the applicable Award Agreement, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be: (i) accumulated subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock with respect to which such cash, Shares or other property has been distributed; and (ii) either (A) paid to the Participant at the time such restrictions and risk of forfeiture lapse or (B) forfeited to the extent the underlying Restricted Stock that is forfeited.

          (b)   A Participant receiving a Restricted Stock Unit Award shall not possess voting rights or the right to receive any dividends or other distributions with respect to such Award. The applicable Award Agreement may, however, grant the Participant Dividend Equivalencies with respect to Restricted Stock Units.

          (c)   Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

        7.4.    Minimum Vesting Period.    Except as otherwise provided in the applicable Award Agreement or in special circumstances determined by the Committee in its sole discretion, Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary; or (ii) one (1) year from date of grant if subject to the achievement of performance objectives.

        7.5    Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.     OTHER SHARE-BASED AWARDS

        8.1.    Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Other Share-Based Awards shall be subject to such vesting restrictions as are imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period").

        8.2.    Award Agreements.    The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any cash, Shares or property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by the Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

        8.3.    Minimum Vesting Period.    Except as otherwise provided in the applicable Award Agreement or in special circumstances as determined by the Committee in its sole discretion, Other Share-Based Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary; or (ii) one (1) year from date of grant if subject to the achievement of performance objectives.

        8.4.    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.     PERFORMANCE AWARDS

        9.1.    Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

        9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one (1) year nor longer than five (5) years unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

        10.1.    Application.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that Sections 10.2 through 10.4 are applicable to such Award. Additionally, the individual limitations set forth in Section 10.5 shall apply to any Award granted under the Plan to a Participant regardless of whether the Participant is or is expected to become a Covered Employee.

        10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Section 10.2, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile; percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        10.3.    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to Section 10.2, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, a Change in Control, or as otherwise determined by the Committee in special circumstances.

        10.4.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.5.    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may: (i) be granted Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares; and (ii) earn more than 500,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares in any 36-month period (collectively, the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.   CHANGE IN CONTROL PROVISIONS

        11.1.    Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price; and (ii) Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

        11.2.    Assumption or Substitution of Certain Awards.

          (a)   Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or provides a substitute award for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) without "cause" or for "good reason" as defined in the Award Agreement or under other circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other longer period of time as is set forth in the applicable Award Agreement); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

          (b)   Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or

  Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) all restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

          (c)   The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.3.    Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

          (a)   During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (b)   Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c); or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

          (c)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 50% or more of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.   GENERALLY APPLICABLE PROVISIONS

        12.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Securities Exchange on which the Shares are then traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders (to the extent stockholder approval is required by the Code or other applicable law), amend the Plan to: (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d); or (f) increase the Limitations. The Board may not, without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock

Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

        12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3.    Transferability of Awards.    Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to: (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4.    Termination of Employment or Services.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

        12.5.    Deferral; Dividend Equivalents.    The Committee in its sole discretion shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.   MISCELLANEOUS

        13.1.    Award Agreements.    Each Award Agreement shall either be: (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf; or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

        13.2.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of an Option or Stock Appreciation Right; (c) the delivery of Shares or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

        13.3.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason "at will." Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

        13.4.    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        13.5.    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        13.6.    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission ("SEC"), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.7.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

        13.8.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.9.    Severability.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.10.    Construction.    As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        13.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

        13.13.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company at which a quorum is present. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.14.    Foreign Employees and Consultants.    Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

        13.15.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

        13.16    No Registration Rights; No Right to Settle in Cash.    The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of: (a) the offer or issuance of any Award; (b) any Shares issuable upon the exercise of any Award; or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of: (i) any offer or issuance of any Award; (ii) any Shares issuable upon exercise of any Award; or (iii) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

        13.17.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

SKYWEST, INC. ATTN: ERIC CHRISTENSEN 444 SOUTH RIVER ROAD ST. GEORGE, UT 84790 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: The Board of Directors recommends you vote FOR the following proposal (s): For Against Abstain 1. Election of Directors 1 Jerry C. Atkin 2 J. Ralph Atkin 3 Margaret S. Billson 4 Ian M. Cumming 5 Henry J. Eyring 6 Robert G. Sarver 7 Steven F. Udvar-Hazy 8 James L. Welch 9 Michael K. Young The Board of Directors recommends you vote FOR the following proposal (s): For Against Abstain 2 Approval of the SkyWest, Inc. 2010 Long-Term Incentive Plan For Against Abstain 3 Ratification of Appointment of Independent Registered Public Accounting Firm NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Eric D. Christensen Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date JOB # SHARES CUSIP # SEQUENCE # 02 0000000000 0000040819_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com. SKYWEST, INC. Annual Meeting of Shareholders May 4, 2010 11:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SKYWEST, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 11:00 AM, MST on May 4, 2010, at the SkyWest Inc. headquarters located at 444 River Road, St. George Utah, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000040819_2 R2.09.05.010